AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER, dated as of February 14, 1995 ("Agreement"), is by and among HUBCO, INC., a New Jersey corporation and registered bank holding company ("Holding Company"), HUDSON UNITED BANK, a New Jersey chartered commercial bank ("Bank") and URBAN NATIONAL BANK, a national banking association ("Urban").

     Holding Company desires to acquire Urban and Urban's Board of Directors has determined, based upon the terms and conditions hereinafter set forth, that the acquisition is in the best interests of Urban and its stockholders. The acquisition will be accomplished by merging Urban into Bank with Bank as the surviving Bank and Urban shareholders receiving the consideration hereinafter set forth. The Boards of Directors of Holding Company, Bank and Urban have duly adopted and approved this Agreement and the Board of Directors of Urban has directed that it be submitted to its shareholders for approval.

     Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereafter defined), Urban shall be merged with and into Bank (the "Merger") in accordance with the provisions of the New Jersey Banking Act of


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1948, as amended (the "Banking Act") and the National Bank Act and Bank shall be the surviving bank (the "Surviving Bank").

     1.2. Effect of the Merger. At the Effective Time (as hereinafter defined) the separate existence of Urban shall cease and the Surviving Bank shall be considered the same business and corporate entity as each of Urban and Bank and all of the property, rights, powers and franchises of each of Urban and Bank shall vest in the Surviving Bank and the Surviving Bank shall be deemed to have assumed all of the debts, liabilities, obligations and duties of each of Urban and Bank and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. In connection with the execution of this Agreement, Urban and Bank shall execute and deliver a separate merger agreement (the "Bank Merger Agreement") in the form of Appendix A, annexed hereto.

     1.3. Certificate of Incorporation. The Certificate of Incorporation of Bank as it exists immediately prior to the Effective Time shall not be amended by the Merger, but shall continue as the Certificate of Incorporation of the Surviving Bank until otherwise amended as provided by law.

     1.4. Bylaws. The bylaws of Bank as they exist immediately prior to the Effective Time shall continue as the


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by-laws of the Surviving Bank until otherwise amended as provided by law.

     1.5. Directors and Officers. The directors and officers of Bank as of the Effective Date shall continue as the directors and officers of the Surviving Bank, except as otherwise provided herein.

     1.6. Effective Time and Closing. The Merger shall become effective (and be consummated) upon the date specified in a notice from the Bank to the Federal Deposit Insurance Corporation ("FDIC") and on the date specified in the certification required by Section 137 of the Banking Act, to be filed with the New Jersey Department of Banking (the "Department") after approval by the Commissioner of the Department (the "Commissioner") (the "Effective Time"). The notice from the Bank to the FDIC and the certification filed with the Department specifying the Effective Time shall require the approval of Urban, which approval will not be unreasonably withheld, and shall be consistent with this section. A closing (the "Closing") shall take place prior to the Effective Time at 10:00 a.m., 10 days (or the first business day thereafter) following the receipt of all necessary regulatory and governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of all of the conditions to the consummation of the Merger specified in Article VI hereof (other than the delivery of certificates, opinions and other instruments and documents to be


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delivered at the Closing), at the offices of McCarter & English, Four Gateway
Center, 100 Mulberry Street, Newark, New Jersey, or at such other place, time or date as HUBCO and Urban may mutually agree upon. The notice from Bank to the FDIC and the certification filed with the Department shall specify as the Effective Time of the Merger a date, immediately following the Closing, agreed to by the Bank and Urban.

                                   ARTICLE II

                           CONVERSION OF URBAN SHARES

     2.1. Conversion of Urban Shares and Options. Each share of common stock, $1.25 par value, of Urban ("Urban Common Stock"), issued and outstanding immediately prior to the Effective Time, and each outstanding option to purchase Urban Common Stock listed in the Urban Disclosure Schedule (collectively, the "Urban Options" or singly, an "Urban Option"), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted, paid or canceled as follows:

     (a) Urban Common Stock. Each share of Urban Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares as defined below) shall be converted into and represent the right to receive 2.17 (the "Exchange Ratio") shares of Holding Company's common stock, no par value ("Holding Company Common Stock"), subject to adjustments as set forth in this subsection 2.1(a) without any action on the part of the holder of Urban Common Stock.


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     (i) The Exchange Ratio, the Average Closing Price and the Upset Price (as
defined in Section 7.1(d) hereof), shall be appropriately adjusted for any stock split, stock dividend, stock combination, reclassification or similar transaction ("Capital Change") effected by Holding Company with respect to Holding Company Common Stock between the date hereof and the Effective Date. The parties shall mutually agree upon such adjustment in writing or, if unable to agree, this Agreement shall terminate.

     (ii) The Exchange Ratio shall be adjusted downward to the extent that the Closing Shareholders Equity of Urban (as defined below) falls below $11,795,000 in accordance with the following formula. If the Closing Shareholders Equity is less than $11,795,000 (the "Target Equity"), the reduced Exchange Ratio shall be determined by multiplying the Exchange Ratio (first adjusted under subparagraph
(i), if necessary) by a fraction, the numerator of which shall be the Closing Shareholders Equity and the denominator of which shall be the Target Equity. The lower Exchange Ratio so determined shall be rounded to the nearest one-thousandth.

     The Closing Shareholders Equity of Urban shall mean Urban's Shareholders Equity calculated, except as set forth below, in accordance with generally accepted accounting principles, consistently applied and including all normal recurring adjustments. Such amount shall be calculated as of the close of the month preceding the month in which Closing occurs,


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taking into account all necessary provisions for possible loan and lease losses, even if the close of such month is not the end of a calendar quarter. Deducted from the Shareholders Equity so calculated shall be net securities gains realized and other extraordinary gains realized by Urban from January 1, 1995 through the Closing. Added back into the Shareholders Equity so calculated shall be (i) any deductions from Shareholders Equity to account for unrealized holding losses on securities available for sale in Urban's securities portfolio in accordance with Statement of Financial Accounting Standards No. 115; (ii)
Urban's expenses for financial advisory services, legal services and accounting services incurred in connection with this transaction, other than in satisfaction of Urban's obligations under Section 5.19 hereof; (iii) the first $150,000 expended by Urban in satisfaction of its obligations under Section 5.19 hereof; and (iv) up to $25,000 in legal and professional fees expended by Urban in connection with its claim under Urban's Bankers Blanket Bond with Federal Insurance Company disclosed on Schedule 3.14 hereof and related litigation. The deductions from and additions to Shareholders Equity shall be calculated so as to take into account the tax effects of such deductions or additions.

     The amount of the Closing Shareholders Equity of Urban shall be mutually agreed to by Urban and HUBCO, but if Urban and HUBCO cannot so agree, Urban and HUBCO each hereby appoint Arthur Andersen, LLP to determine the amount of the


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Closing Shareholders Equity and each hereby agrees that Arthur Andersen LLP's determination shall be binding and non-appealable.

     (iii) No fractional shares of Holding Company Common Stock will be issued, and in lieu thereof, each holder of Urban Common Stock who would otherwise be entitled to a fractional interest will receive an amount in cash determined by multiplying such fractional interest by the Average Closing Price.

     (b) Urban Options. At the Effective Time, each Urban Option then outstanding shall be converted into an option to acquire Holding Company Common Stock ("Replacement Options") wherein (x) the right to purchase shares of Urban Common Stock pursuant to the Urban Options shall be converted into the right to purchase that same number of shares of Holding Company Common Stock multiplied by the Exchange Ratio (as may be adjusted as set forth above), (y) the option exercise price per share of Holding Company Common Stock subject to the Replacement Options shall be the previous option exercise price per share of the Urban Common Stock divided by the Exchange Ratio (as may be adjusted as set forth above) and (z) the Replacement Options shall be subject to the terms and conditions of an option agreement substantially in the form of Exhibit 2.1(b) hereto. Holding Company shall not be obligated to obtain shareholder approval for such options. At the Closing, Holding Company shall execute option agreements reflecting the Replacement Options in favor of the optionee listed on the Urban Disclosure Schedule to the extent the Urban Options have not been exercised prior to the Effective Time.


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     2.2. Exchange of Shares.

     (a) Urban and Holding Company hereby appoint Hudson United Bank, Trust Department (the "Exchange Agent") as the Exchange Agent for purposes of effecting the conversion of Urban Common Stock. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record (a "Record Holder") of a certificate or certificates which, immediately prior to the Effective Time represented outstanding shares of Urban Common Stock (other than Dissenting Shares as defined in Section 2.3 hereof) (the "Certificates"), a mutually agreed upon letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent), and instructions for use in effecting the surrender of the Certificates in exchange for Holding Company Common Stock (and cash in lieu of fractional shares) as provided in
Section 2.1. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the Record Holder shall be entitled to promptly receive in exchange for such Certificate the consideration as provided in Section 2.1 hereof and the Certificates so surrendered shall be canceled. The Exchange Agent shall not be obligated to deliver or cause to be delivered to any Record Holder the consideration to which such Record Holder would otherwise be entitled until such Record Holder surrenders the Certificate for exchange or, in default thereof,


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an appropriate Affidavit of Loss and Indemnity Agreement and/or a bond as may be reasonably required in each case by Holding Company. Notwithstanding the time of surrender of the Certificates, Record Holders shall be deemed shareholders of Holding Company for all purposes from the Effective Time, except that Holding Company may withhold the payment of dividends from any Record Holder until such Record Holder effects the exchange of Certificates for Holding Company Common Stock. Such Record Holder shall receive such withheld dividends, without interest, upon effecting the share exchange. With respect to each outstanding Urban Option, the Holding Company shall, after the Effective Time distribute to the optionee a Replacement Option evidencing the conversion of the grant to an option to purchase Holding Company Common Stock in accordance with Section 2.1 hereof.

     (b) After the Effective Time, there shall be no transfers on the stock transfer books of Urban of the shares of Urban Common Stock which were outstanding immediately prior to the Effective Time and, if any Certificates representing such shares are presented for transfer, they shall be canceled and exchanged for the Merger consideration.

     (c) If payment of the consideration pursuant to Section 2.1 hereof is to be made in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed (or


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accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a person other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (d) The Exchange Agent shall not charge holders for the exchange of a Certificate except as provided herein. Cash held by the Exchange Agent pursuant to the terms hereof shall be held in trust for the persons entitled to receipt thereof and shall not be used for any other purpose.

     2.3. Dissenters' Rights. Notwithstanding anything in this Agreement to the contrary, any holder of Urban Common Stock shall have the right to dissent in the manner provided in the National Bank Act, 12 U.S.C. 214a(b), and if all necessary requirements of the National Bank Act are met, such shares shall be entitled to payment in cash from Bank of the fair value of such shares as determined in accordance with the National Bank Act. All shares of Urban Common Stock as to which the holder properly exercises dissenters' rights in accordance with the National Bank Act constitute "Dissenting Shares" unless and until such rights are waived, by the party initially seeking to exercise such rights.


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     2.4. Bank Shares. The shares of Bank common stock outstanding at the
Effective Time shall not be affected by the Merger.


                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF URBAN

     References herein to "Urban Disclosure Schedule" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered on the date hereof by Urban to Holding Company; provided, however, a disclosure referenced to a section or subsection of Article III, shall be deemed to qualify any other such section or subsection to which such disclosure may be applicable. Except as set forth in the Urban Disclosure Schedule, Urban hereby represents and warrants to Holding Company as follows:

     3.1. Corporate Organization.

     (a) Urban is a national banking association duly organized and validly existing in good standing under the laws of the United States of America. Urban has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and neither does any business nor owns any property in any jurisdiction of such a nature as would require it to qualify to do business therein. Deposits maintained at Urban are insured by the Bank


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Insurance Fund of the FDIC to the fullest extent permitted by law.

     (b) Each of the subsidiaries of Urban are listed in the Urban Disclosure Schedule. The term "Subsidiary", when used in this Agreement with respect to Urban, means any corporation of which Urban owns, directly or indirectly at least 50% of the outstanding common stock. Each Subsidiary of Urban is duly organized, validly existing and in good standing under the laws of its state of incorporation. Each Subsidiary of Urban has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Urban and its Subsidiaries. The Urban Disclosure Schedule sets forth true and complete copies of the Articles of Association and Bylaws of Urban and the Certificate of Incorporation and Bylaws of each Urban Subsidiary as in effect on the date hereof. Except as set forth in the Urban Disclosure Schedule, Urban does not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity except for shares of


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the Federal Reserve Bank of New York and shares held by Urban in a fiduciary or custodial capacity in the normal course of its business (which, except as disclosed on the Urban Disclosure Schedule, do not in the aggregate constitute more than 5% of the voting shares or interests in any such corporation, company, association, partnership, joint ventures or other entity) and except that which it holds pursuant to satisfaction of obligations due to Urban and which are disclosed on the Urban Disclosure Schedule. Urban owns no real estate, except real estate used for its banking premises or acquired pursuant to satisfaction of obligations due to Urban. All such real estate is listed on the Urban Disclosure Schedule.

     3.2. Capitalization. The outstanding capital stock of Urban consists of 984,372 shares of Urban Common Stock, par value $1.25 per share. As of the date hereof, there were 15,000 shares of Urban Common Stock issuable upon exercise of outstanding Urban Options. The Urban Disclosure Schedule sets forth true and complete copies of each outstanding Urban Option. All issued and outstanding shares of Urban Common Stock, and all issued and outstanding shares of capital stock of each Urban Subsidiary, have been duly authorized and validly issued, are fully paid, and nonassessable except (i) as provided in section 5205 of the Revised Statutes of the United States with respect to Urban Common Stock and
(ii) as to those shares of Urban Common Stock issued pursuant to a June 12, 1990 two-for-one stock split (the "Urban Stock Split") prior to Urban stockholder approval and OCC


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approval thereof. As of December 31, 1994, there was no impairment of the Urban
Capital Stock, as provided for under Section 5205 of the Revised Statutes of the United States. All of the outstanding shares of capital stock of each Urban Subsidiary are owned by Urban and are free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for the Urban Options, neither Urban nor any Urban Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Urban or any Urban Subsidiary or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares binding on Urban (other than preemptive rights).

     3.3. Authority; No Violation.

     (a) Subject to the approval of this Agreement and the transactions contemplated hereby and the ratification of the Urban Stock Split by the stockholders of Urban, and subject to the parties hereto obtaining all bank regulatory approvals required to effectuate the Merger and approve the Urban Stock Split and the other approvals listed in paragraph (b) below and the approval of Urban's stockholders as contemplated herein, Urban has full corporate power and authority to execute and


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deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly approved by the Board of Directors of Urban in accordance with its Articles of Association and Bylaws and applicable laws and regulations. Except for the approvals described in paragraph (b) below and the approval of Urban's stockholders as contemplated herein, no other corporate proceedings on the part of Urban are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Urban, and, subject to approval of this Agreement by its stockholders, constitutes the valid and binding obligation of Urban, enforceable against Urban in accordance with its terms.

     (b) Neither the execution and delivery of this Agreement by Urban, nor the consummation by Urban of the transactions contemplated hereby in accordance with the terms hereof, nor compliance by Urban with any of the terms or provisions hereof, will (i) violate any provision of Urban's Charter, Articles of Association or Bylaws, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Urban or any of its respective properties or assets, or (iii) except as set forth in the Urban Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an


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event which, with notice or lapse of time, or both, would constitute a default)
under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Urban under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Urban is a party, or by which it or any of its properties or assets may be bound or affected except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the financial condition of Urban and its Subsidiaries on a consolidated basis, and which will not prevent or delay in any material respect the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the FDIC, the Department, the Office of Comptroller of the Currency ("OCC"), the registration of Holding Company Common Stock with the Securities and Exchange Commission ("SEC") and state securities and blue sky authorities, and other consents, authorizations, approvals or exemptions under the Environmental Laws (as defined in Section 3.16 hereof) or any notices and filings with the IRS or PBGC with respect to employee benefit plans, and approval of the stockholders of Urban, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of Urban in connection


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with (x) the execution and delivery by Urban of this Agreement, (y) the consummation by Urban of transactions contemplated hereby and (z) the execution and delivery by Urban of the Bank Merger Agreement.

     3.4. Financial Statements.

     (a) The Urban Disclosure Schedule sets forth copies of Urban's consolidated statement of financial condition as of December 31, 1993 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the periods ended December 31st in each of the two years 1992 and 1993, accompanied by the audit report of Stephen P. Radics & Co., independent public accountants with respect to Urban during those periods. The Urban Disclosure Schedule also sets forth copies of a draft consolidated statement of financial condition of Urban as of December 31, 1994 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the period ended December 31, 1994 and December 31, 1993 (the "Draft Urban Financial Statements"). Urban has retained Arthur Andersen, LLP, independent public accountants, to audit the Draft Urban Financial Statements and issue an audit opinion thereon. (All of the foregoing financial information, including the Draft Urban Financial Statements both prior to the time Arthur Andersen, LLP renders its audit report and thereafter, collectively referred to herein as the "Urban Financial Statements"). Urban is aware of no facts or circumstances which would lead Arthur Andersen, LLP to require changes to the Draft


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Urban Financial Statements referred to above. The Urban Financial Statements
(including the related notes) have been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, and fairly present the consolidated financial condition of Urban and its Subsidiaries as of the respective dates set forth therein, and the related consolidated statements of income, changes in shareholders' equity and cash flows fairly present the results of the consolidated operations, changes in shareholders' equity and cash flows of Urban and its Subsidiaries for the respective periods set forth therein (subject to any exceptions as to consistency specified in the Urban Financial Statements).

     (b) The books and records of Urban and its Subsidiaries have been and are being maintained in material compliance with applicable legal and accounting requirements, and reflect in all material respects only actual transactions.

     (c) Except as and to the extent reflected, disclosed or reserved against in the Urban Financial Statements (including the notes thereto), as of December 31, 1994 neither Urban nor any of its Subsidiaries had any liabilities, whether absolute, accrued, contingent or otherwise material to the financial condition of Urban or any of its Subsidiaries on a consolidated basis which were required to be so disclosed under generally accepted accounting principals. Since December 31, 1994 and to the date hereof, neither Urban nor any of its Subsidiaries have


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incurred any liabilities except in the ordinary course of business, except as specifically contemplated by this Agreement.

     3.5. Broker's and Other Fees. Neither Urban nor any of its Subsidiaries has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. Other than fees payable to its attorneys, accountants and its financial advisors (the names and terms of retention of which are set forth in the Urban Disclosure Schedule) there are no fees payable by Urban to its financial advisors, attorneys and accountants, in connection with this Agreement or the transactions contemplated thereby or which would be triggered by consummation of the Merger or the termination of the services of such consultants by Urban or any of its Subsidiaries.

     3.6. Absence of Certain Changes or Events.

     (a) There has not been any material adverse change in the consolidated financial condition of Urban and its Subsidiaries since December 31, 1994.

     (b) Except as set forth in the Urban Disclosure Schedule, neither Urban nor any of its Subsidiaries has taken or permitted any of the actions set forth in
Section 5.2 hereof between December 31, 1994 and the date hereof and Urban and its Subsidiaries have conducted their business only in the ordinary course, consistent with past practice.

     3.7. Legal Proceedings. Except as disclosed in the Urban Disclosure Schedule, as of the date hereof neither Urban


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nor any of its Subsidiaries is a defendant in any, and there are no pending or, to the best of Urban's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Urban or any of its Subsidiaries. As of the date hereof Urban is not otherwise a party to any legal, administrative, arbitral or other proceedings which could have a material effect on Urban's financial condition or earnings. Except as disclosed in the Urban Disclosure Schedule, as of the date hereof Urban is not a party to any order, judgment or decree entered against Urban in any lawsuit or proceeding.

     3.8. Taxes and Tax Returns.

                (a) Except where such failure would not be material to the financial condition of Urban and its Subsidiaries on a consolidated basis, Urban and each of its Subsidiaries have duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by them in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and each has duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith (and disclosed to Holding Company in writing). Urban and its Subsidiaries have established on a consolidated basis as of December 31, 1994, on their books and records reserves in accordance with generally accepted accounting

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principles consistently applied that are adequate in the opinion of management of Urban for the payment of all federal, state and local taxes not yet due and payable, but are incurred in respect of Urban or any of its Subsidiaries through such date. Except as set forth in the Urban Disclosure Schedule, the federal income tax returns of Urban and its Subsidiaries have been examined by the IRS (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. Except as set forth in the Urban Disclosure Schedule, the applicable state income tax returns of Urban and its Subsidiaries have been examined by the applicable authorities (or are closed to examination due to the expiration of the statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To the best knowledge of Urban, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, taxes or assessments upon Urban or any of its Subsidiaries, nor has Urban or any of its Subsidiaries given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or tax Returns.

     (b) Except as set forth in the Urban Disclosure Schedule, neither Urban nor any of its Subsidiaries (i) has requested any extension of time within which to file any tax

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Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of a voluntary change in accounting method initiated by Urban or any of its Subsidiaries (nor does Urban have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have section 341(f) (2) of the Code apply.

     3.9. Employee Benefit Plans.

     (a) Except as disclosed in the Urban Disclosure Schedule, neither Urban nor any of its Subsidiaries maintains or contributes to any "employee pension benefit plan", within the meaning of section 3(2) (A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Urban Pension Plans"), "employee welfare benefit plan", within the meaning of Section 3(l) of ERISA (the "Urban Welfare Plans"), stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement. Neither Urban nor any of its Subsidiaries has contributed to any "multiemployer plan", within the meaning of sections 3(37) and 4001(a) (3) of ERISA.

     (b) Urban has delivered to Holding Company a complete and accurate copy of each of the following with respect to each of the Urban Pension Plans and Urban Welfare Plans: (i) plan

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document, summary plan description, and summary of material modifications (if not available, a detailed description of the foregoing); (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any;
(iv) most recent actuarial report, if any; and (v) most recent annual report on Form 5500.

     (c) At December 31, 1994, the fair value of plan assets of Urban Pension Plans subject to Title IV of ERISA, exceeds the then projected benefit obligation of such Urban Pension Plans based upon the actuarial assumptions used for purposes of the preparation of the Urban Financial Statements for the year ended December 31, 1994.

     (d) During the last five years, the PBGC has not asserted any claim for liability against Urban or any of its Subsidiaries which has not been paid in full.

     (e) All premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC with respect to each Urban Pension Plan have been paid. All contributions required to be made to each Urban Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of Urban and its Subsidiaries which have not been paid have been properly recorded on the books of Urban and its Subsidiaries.

     (f) Except as disclosed in the Urban Disclosure Schedule, each of the Urban Pension Plans, the Urban Welfare Plans and each other plan and arrangement identified on the Urban

Disclosure Schedule has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, except as disclosed on the Urban Disclosure Schedule, the IRS has issued a favorable determination letter with respect to each of the Urban Pension Plans and, except as disclosed in the Urban Disclosure Schedule, Urban is not aware of any fact or circumstance which would disqualify any such plan, that could not be retroactively corrected (in accordance with the procedures of the IRS).

     (g) Except as disclosed on the Urban Disclosure Schedule, to the best knowledge of Urban, no non-exempt prohibited transaction, within the meaning of
Section 4975 of the Code or 406 of ERISA, has occurred with respect to any of the Urban Welfare Plans or Urban Pension Plans.

     (h) No Urban Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events", within the meaning of
Section 4034(b) of ERISA, with respect to any of the Urban Pension Plans.

     (i) No "accumulated funding deficiency", within the meaning of Section 412 of the Code, has been incurred with respect to any of the Urban Pension Plans.

     (j) Except as disclosed in the Urban Disclosure Schedule, there are no pending, or, to the best knowledge of Urban, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Urban Pension Plans or the Urban Welfare Plans, any trusts related thereto or any other plan or arrangement identified in the Urban Disclosure Schedule.

     (k) Except as disclosed in the Urban Disclosure Schedule, no Urban Pension Plan or Urban Welfare Plan provides medical or death benefits (whether or not insured) beyond an employee's retirement or other termination of service, other than (i) coverage mandated by law, or (ii) death benefits under any Urban Pension Plan.

     (l) Except with respect to customary health, life and disability benefits or as disclosed in the Urban Disclosure Schedule, there are no unfunded benefits obligations which are not accounted for by reserves shown on the Urban Financial Statements and established under generally accepted accounting principles, or otherwise noted on the Urban Financial Statements.

     (m) With respect to each Urban Pension Plan and Urban Welfare Plan that is funded wholly or partially through an insurance policy, there will be no liability of Urban or any of its Subsidiaries as of the Effective Time under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

     (n) Except as disclosed in the Urban Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of Urban or any of its Subsidiaries to severance pay, unemployment compensation or any similar payment, or (ii) accelerate the time of payment, vesting, or increase the amount, of any compensation due to any current employee or former employee under any Urban Pension Plan or Urban Welfare Plan.

     3.10. Reports.

     (a) Except as disclosed in the Urban Disclosure Schedule, Urban has since January 1, 1993, duly filed with the FDIC and the OCC in correct form in all material respects the consolidated reports of condition and income reports required to be filed under applicable federal banking laws and regulations, and Urban promptly will deliver or make available to Holding Company accurate and complete copies of such reports. The Urban Disclosure Schedule lists all examinations of Urban conducted by either the FDIC or the OCC since January 1, 1991 and the dates of any responses thereto submitted by Urban.

     3.11. Urban Information.

     (a) Except as Urban shall notify Holding Company in writing prior to the dates set forth below, the information relating to Urban to be contained in the Proxy Statement/Prospectus (as defined in Section 5.6(a) hereof) to be delivered to stockholders of Urban in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby, as of the date the Proxy Statement/Prospectus is mailed to stockholders of Urban, and up to and including the date of the meeting of stockholders of Urban to which such Proxy Statement/Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) Except as Urban shall notify Holding Company in writing prior to the filing date thereof, information concerning Urban to be contained in Bank's applications to the FDIC and the Department is accurate in all material respects. Urban is not aware of any facts or circumstances with respect to Urban which could cause any regulatory agency having jurisdiction over the Merger to disapprove the Merger or approve the Merger subject to any term or condition which would materially impair the value of Urban, taken as a whole, to Holding Company.

     3.12. Compliance with Applicable Law.

     (a) General. Except as set forth in the Urban Disclosure Schedule, each of Urban and its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to each, and each of Urban and its Subsidiaries has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to Urban or its Subsidiaries (other than where such defaults or non-compliances will not, alone or in the aggregate, materially adversely affect the financial condition of Urban and its Subsidiaries on a consolidated basis) and except as disclosed to in the Urban Disclosure Schedule, Urban has not received notice of violation of, and does not know of any such violations of, any of the above which are or are likely to be material adversely the financial condition of Urban and its Subsidiaries on a consolidated basis.

     (b) CRA. Without limiting the foregoing, Urban has complied in all material respects with the Community Reinvestment Act ("CRA") and Urban has no reason to believe that any person or group would object successfully to the consummation of this Merger due to the CRA performance of or rating of Urban. Except as listed on the Urban Disclosure Statement, no person or group has adversely commented in writing to Urban in a manner requiring recording in a file of CRA communications upon Urban's CRA performance.

     3.13. Certain Contracts.

     (a) Except as disclosed in the Urban Disclosure Schedule (i) neither Urban nor any of its Subsidiaries is a party to or bound by any contract or understanding (whether written or oral) with respect to the employment or termination of any present or former officers, employees, directors or consultants.

The Urban Disclosure Schedule sets forth true and correct copies of all employment agreements or termination agreements with officers, employees, directors, or consultants to which Urban or any of its Subsidiaries is a party.

     (b) Except as disclosed in the Urban Disclosure Schedule, (i) as of the date of this Agreement, neither Urban nor any of its Subsidiaries is a party to or bound by any commitment, agreement or other instrument which is material to the financial condition of Urban and its Subsidiaries on a consolidated basis,
(ii) no commitment, agreement or other instrument to which Urban or any of its Subsidiaries is a party or by which any of them is bound limits the freedom of Urban or any of its Subsidiaries to compete in any line of business or with any person, and (iii) neither Urban nor any of its Subsidiaries is a party to any collective bargaining agreement. For purposes of subparagraph (i) above, any contract with a remaining term of greater than one (1) year or involving the payment of more than $10,000 (other than contracts governing banking transactions in the ordinary course) shall be deemed material.

     (c) Except as disclosed in the Urban Disclosure Schedule, neither Urban nor any of its Subsidiaries, nor to the best knowledge of Urban, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which Urban will be the creditor) or arrangement to which Urban is a party, except for defaults which individually or in the aggregate would not have a material adverse effect on the financial condition or earnings of Urban and its Subsidiaries on a consolidated basis.

     (d) Neither the entering into of this Agreement nor the consummation of the transactions contemplated hereunder will cause Urban or Holding Company to become obligated to make any payment of any kind to any party, including but not limited to, any termination fee, breakup fee or reimbursement fee, pursuant to any agreement or understanding between Urban and such party, other than the payments contemplated by this Agreement.

     3.14. Properties and Insurance.

     (a) Except with respect to property obtained in satisfaction of indebtedness and not now used by Urban in its business, Urban and its Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Urban's Financial Statements as of December 31, 1994, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1994), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items incurred in the ordinary course of business after the date of such Urban Financial Statements, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the financial condition of Urban and its Subsidiaries on a consolidated basis and (iv) with respect to owned real property, title imperfections noted in title reports delivered to Holding Company prior to the date hereof. Urban and its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by them.

     (b) The Urban Disclosure Schedule lists all policies of insurance covering business operations and all insurable properties and assets of Urban and its Subsidiaries showing all risks insured against, in each case under valid, binding and enforceable policies or bonds, with such amounts and such deductibles as are specified. As of the date hereof and except as disclosed in the Urban Disclosure Schedule, neither Urban nor any of its Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

     3.15. Minute Books. The minute books of Urban accurately record in all material respects all meetings of its stockholders and Board of Directors (including committees of its Board of Directors) since December 31, 1991.

     3.16. Environmental Matters. Except as disclosed in the Urban Disclosure Schedule, neither Urban nor any of its Subsidiaries has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Urban or any of its Subsidiaries (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) has violated any Environmental Laws or is otherwise responsible for the correction or clean-up under Environmental Laws which is reasonably expected to be material to the financial condition of Urban or its Subsidiaries on a consolidated basis. Except as disclosed in the Urban Disclosure Schedule, Urban has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored in violation of any Environmental Laws on any property owned or leased by Urban or any of its Subsidiaries in any manner that violates or, after the lapse of time will violate, any presently existing Environmental Laws governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the financial condition of Urban and its Subsidiaries on a consolidated basis.

     Environmental Laws means all federal, state and local laws governing environmental matters, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., New Jersey's

Underground Storage Tank Act, N.J.S.A. 58:10A-21 et seq., New Jersey's Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq. and New Jersey's Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., and all rules and regulations promulgated under any of the foregoing.

     3.17. Reserves. The allowance for loan losses in the Urban Financial Statement as of December 31, 1994 was adequate as of December 31, 1994 to provide for losses that were inherent in the loan portfolio at that date.

     3.18. Parachute Payments. Other than as disclosed in the Urban Disclosure Schedule, no officer, director, employee or agent (or former officer, director, employee or agent) of Urban or any Subsidiary is entitled now, or will be or may be entitled to as a consequence of this Agreement or the Merger any payment or benefit from Urban, HUBCO or the Bank which if paid or provided would constitute and "Excess Parachute Payment," as defined in Section 280G of the Code or regulations promulgated thereunder.

     3.19 Disclosure. There are no material facts concerning the business, operations, assets or financial condition of Urban which have not been disclosed to HUBCO and which could have a material adverse effect on the business, operations or financial condition of Urban on a consolidated basis.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                               OF HOLDING COMPANY

     References herein to the "Holding Company Disclosure Schedule" shall mean all of the disclosure schedules required by this Article IV, dated as of the date hereof and referenced to the specific sections and subsections of Article IV of this Agreement, which have been delivered on the date hereof by Holding Company or Bank; provided, however, a disclosure referenced to a section or subsection of Article IV shall be claimed to qualify any other such section or subjection to which such disclosure may be applicable. Except as set forth in the Holding Company Disclosure Schedule, Holding Company hereby represents and warrants to Urban as follows:

     4.1. Corporate Organization.

     (a) Holding Company is a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey. Holding Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the financial condition of Holding Company or its Subsidiaries (as defined below) on a consolidated basis. Holding Company is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

     (b) Each of the Subsidiaries of Holding Company are listed in the Holding Company Disclosure Schedule. The term "Subsidiary" when used in this Agreement with reference to Holding Company, means any corporation, in which Holding Company owns, directly or indirectly, at least a 50% of the outstanding common stock. Each Subsidiary of Holding Company is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation. Bank is a New Jersey state chartered commercial bank, the deposits of which are insured either by the Bank Insurance Fund and/or the Savings Association Insurance Fund of the FDIC to the fullest extent permitted by law. Each Subsidiary of Holding Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the financial condition of Holding Company and its Subsidiaries on a consolidated basis. The Holding Company has obtained appropriate approvals from bank regulatory authorities to hold the shares of each of its Subsidiaries.

     4.2. Capitalization.

     (a) The authorized capital stock of Holding Company consists solely of 19,800,000 shares of Holding Company Common Stock and 3,300,000 shares of preferred stock. As of the date hereof, there were 792,811 shares of HUBCO Series A Preferred Stock outstanding and 10,400,371 shares of Holding Company Common Stock issued and outstanding, including 789,997 treasury shares. Except as disclosed in the Holding Company Disclosure Schedule, as of December 31, 1994, except for 450,000 shares of Holding Company Common Stock (adjusted for the January 14, 1995 three for two stock split) issuable upon exercise of outstanding stock options granted pursuant to the Holding Company Stock Plan, shares issuable upon conversion of the Holding Company's Series A Preferred Stock and shares issuable pursuant to that certain Amended and Restated Agreement and Plan of Merger, dated November 28, 1994 by and among the Holding Company, Bank and Jefferson National Bank ("Jefferson") (the "Jefferson Agreement"), there were no shares of Holding Company Common Stock otherwise issuable. All issued and outstanding shares of Holding Company Common Stock, and all issued and outstanding shares of capital stock of its Subsidiaries, have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights. All of the outstanding shares of capital stock of Holding Company's Subsidiaries are owned by Holding Company free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except as mentioned above, neither Holding Company nor Holding Company's Subsidiaries had or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Holding Company or its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares.

     4.3. Authority; No Violation.

     (a) Holding Company and Bank have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Holding Company and Bank. No other corporate proceedings on the part of Holding Company and Bank are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Holding Company and Bank and constitutes the valid and binding obligation of Holding Company and Bank, enforceable against Holding Company and Bank in accordance with its terms.

     (b) Neither the execution or delivery of this Agreement nor the consummation by Holding Company and Bank of the transactions contemplated hereby in accordance with the terms hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Holding Company or the Certificate of Incorporation or Bylaws of Bank, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Holding Company or Bank or any of the Subsidiaries of Holding Company or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Holding Company or Bank or any Subsidiary of the Holding Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Holding Company or Bank or any other Subsidiary of Holding Company is a party, or by which Holding Company or Bank or any Subsidiary of Holding Company or any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as in the aggregate will not have a material adverse effect on the financial condition of Holding Company and its Subsidiaries on a consolidated basis, or the ability of Holding Company and Bank to consummate the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the FDIC, the Department, the SEC, applicable state securities or blue sky authorities, or as required by compliance with the rules of NASDAQ and other than consents, authorizations, approvals or exemptions required under the Environmental Laws, or notices to, or filings with the IRS or the PBGC with respect to any employee benefit plans, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of Holding Company or Bank in connection with (a) the execution and delivery by Holding Company or Bank of this Agreement, (b) the consummation by Holding Company or Bank of the Merger and the other transactions contemplated hereby and (c) the execution and delivery by Bank of the Bank Merger Agreement and the consummation by Bank of the Merger and other transactions contemplated thereby. To the best of Holding Company's knowledge, no fact or condition exists which Holding Company has reason to believe will prevent it or Bank from obtaining the aforementioned consents and approvals.

     4.4. Financial Statements.

     (a) The Holding Company Disclosure Schedule sets forth copies of Holding Company's Consolidated Statement of Financial Condition as of December 31, 1993 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the periods ended December 31st in each of the two years 1992 and 1993, accompanied by the audit report of Arthur Andersen, LLP, independent public accountants with respect to Holding Company. The Holding Company Disclosure Schedule also sets forth copies of a draft consolidated statement of financial Condition of Holding Company as of December 31, 1994 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the period ended December 31, 1994 and December 31, 1993 (the "Draft Holding Company Financial Statements"). Holding Company has retained Arthur Andersen, LLP, independent public accountants, to audit the Draft Holding Company Financial Statements and issue an audit opinion thereon. (All of the foregoing financial information, including the Draft Holding Company Financial Statements both prior to the time Arthur Andersen, LLP renders its audit report and thereafter, collectively referred to herein as the "Holding Company Financial Statements"). Holding Company is aware of no facts or circumstances which would lead Arthur Andersen, LLP to require changes to the Draft Holding Company Financial Statements referred to above. The Holding Company Financial Statements (including the related notes), have been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, and fairly present the consolidated financial position of Holding Company and its Subsidiaries as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and of cash flows (including the related notes, where applicable) fairly present the results of the consolidated operations and changes in shareholders' equity and of cash flows of Holding Company and its Subsidiaries for the respective fiscal periods set forth therein.

     (b) The books and records of Holding Company and its Subsidiaries have been and are being maintained in material compliance with applicable legal and accounting requirements, and reflect in all material respects only actual transactions.

     (c) Except as and to the extent reflected, disclosed or reserved against in the Holding Company Financial Statements (including the notes thereto), as of December 31, 1994 neither Holding Company nor any of its Subsidiaries had or has, as the case may be, any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the financial condition of Holding Company or any of its Subsidiaries which is required to be so disclosed pursuant to generally accepted accounting principals. Since December 31, 1994, neither Holding Company nor any of its Subsidiaries have incurred any liabilities, except in the ordinary course of business and except as specifically contemplated by this Agreement.

     4.5. Brokerage Fees. Neither Holding Company nor Bank nor any other Subsidiary of the Holding Company incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

     4.6. Absence of Certain Changes or Events. There has not been any material adverse change in the financial condition of Holding Company and its Subsidiaries on a consolidated basis since December 31, 1994.

     4.7. Holding Company Information.

     (a) Except with respect to information with respect to Urban and its Subsidiaries provided by Urban to Holding Company for inclusion therein, the information in the Registration Statement and Proxy Statement/Prospectus (as defined in section 5.6(a) hereof), as of the date of the mailing of the Proxy Statement/Prospectus, and up to and including the date of the meeting of stockholders of Urban to which such Proxy Statement/Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Registration Statement and Proxy Statement/Prospectus will comply as to form with the requirements of the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "1933 Act").

     (b) Except with respect to information with respect to Urban, information contained in the application of Bank to the FDIC and the Department and applications, notices and documents filed by Holding Company or Bank with governmental authorities

(except as covered by 4.6(a) above) to be contained therein regarding the Merger or matters related thereto will be accurate and responsive in all material respects to the requirements thereof. Holding Company is not aware of any facts or circumstances with respect to Holding Company which could cause any regulatory agency having jurisdiction over the Merger to disapprove the Merger or approve the Merger subject to any term or condition which would materially impair the value of Urban, taken as a whole, to Holding Company.

     4.8. Capital Adequacy. At the Effective Time, after taking into effect the Merger and the transactions contemplated hereunder, Holding Company and Bank will each have sufficient capital to satisfy all applicable regulatory capital requirements.

     4.9. Holding Company Common Stock. At the Effective Time, the Holding Company Common Stock to be issued pursuant to the terms of Section 2.1, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by or through Holding Company, with no personal liability attaching to the ownership thereof. The Holding Company Common Stock to be issued shall be free of any restrictions imposed by Holding Company except those imposed under Section 5.18 and will be listed on NASDAQ/National Market System.

     4.10. Legal Proceedings. Except as disclosed in the Holding Company Disclosure Schedule, neither Holding Company nor its Subsidiaries is a party to any, and there are no material pending or, to the best of Holding Company's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Holding Company or any of its Subsidiaries which, if decided adversely to Holding Company, or any of its Subsidiaries, would have a material adverse effect on the financial condition of Holding Company and its Subsidiaries on a consolidated basis. Except as disclosed in the Holding Company Disclosure Schedule, neither Holding Company nor any of its Subsidiaries is a party to any order, judgment or decree entered against Holding Company or any of its Subsidiaries in any lawsuit or proceeding which is material to the financial condition of Holding Company and its Subsidiaries on a consolidated basis.

     4.11. Taxes and Tax Returns. Except where such failure would not be material to the financial condition of Holding Company and its Subsidiaries on a consolidated basis, Holding Company and its Subsidiaries have duly filed (and until the Effective Time will so file) all Returns required to be filed by them in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and have duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith. Holding Company and its

Subsidiaries have established as of December 31, 1994 on their books and records reserves in accordance with generally accepted accounting principles consistently applied that are adequate in the opinion of management of Holding Company for the payment of all federal, state and local taxes not yet due and payable, but which have been incurred in respect of Holding Company and its Subsidiaries through such date. No deficiencies exist or have been asserted based upon the federal income tax returns of Holding Company.

     4.12. Employee Benefit Plans.

     (a) Holding Company and its Subsidiaries maintain or contribute to certain "employee pension benefit plans" (the "Holding Company Pension Plans"), as such term is defined in Section 3(2)(A) of ERISA, and "employee welfare benefit plans" (the "Holding Company Welfare Plans"), as such term is defined in section 3(1) of ERISA. Neither Holding Company nor its Subsidiaries have contributed to any "multiemployer plan", as such term is defined in Section 3(37) and 4001(a)(3) of ERISA.

     (b) Each of the Holding Company Pension Plans and each of the Holding Company Welfare Plans has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, except as disclosed in the Holding Company Disclosure Schedule, the IRS has issued a favorable determination letter with respect to each of the Holding Company

Pension Plans and except as disclosed in the Holding Company Disclosure Schedule Holding Company is not aware of any fact or circumstance which would disqualify any such plan, that could not be retroactively corrected in accordance with the procedures of the IRS.

     (c) All premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC with respect to each Holding Company Pension Plan have been paid. All contributions required to be made to each Holding Company Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of Holding Company and its Subsidiaries which have not been paid have been properly recorded on the books of Holding Company and its Subsidiaries.

     (d) During the last five years, the PBGC has not asserted any claim for liability against Holding Company or any of its Subsidiaries which has not been paid in full.

     (e) Except as disclosed in the Holding Company Disclosure Schedule, to the best knowledge of Holding Company, no non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or 406 of ERISA, has occurred with respect to any of the Holding Company Welfare Plan or Holding Company Pension Plans.

     (f) At December 31, 1994, except as disclosed in the Holding Company Disclosure Schedule, the fair value of plan assets of the Holding Company Pension Plans subject to Title IV of ERISA exceeds the then accumulated benefit obligation of the Holding Company Pension Plans allocable to such accrued benefits based upon the actuarial assumptions used for purposes of the preparation of the Holding Company Financial Statements for the year ended December 31, 1994.

     (g) No Holding Company Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events", within the meaning of Section 4034(b) of ERISA, with respect to any of the Holding Company Pension Plans.

     (h) No "accumulated funding deficiency", within the meaning of Section 412 of the Code, has been incurred with respect to any of the Holding Company Pension Plans.

     (i) Except as disclosed in the Holding Company Disclosure Schedule, there are no pending, or, to the best knowledge of Holding Company, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Holding Company Pension Plans or the Holding Company Welfare Plans, any trusts related thereto or any other plan or arrangement identified in the Holding Company Disclosure Schedule.

     (j) Except with respect to customary health, life and disability benefits or as disclosed in the Holding Company Disclosure Schedule, there are no unfunded benefits obligations which are not accounted for by reserves shown on the financial statements and established under generally accepted accounting principles, or otherwise noted on such financial statements.

     4.13. Reports.

     (a) Holding Company has filed all reports, registration statements and filings, together with any amendments or supplements required to be made thereto, required to be filed with the SEC under the 1933 Act or the Securities Exchange Act of 1934, as amended (the "34 Act") since January 1, 1989, including but not limited to Forms 10-K, 10-Q, 8-K and proxy statements, and will file all such reports, statements and filings required after the date hereof.

     (b) Each communication mailed by Holding Company to its stockholders since January 1, 1989, and each annual, quarterly or special report, proxy statement or communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations enforced or promulgated by the applicable regulatory agency and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that disclosures as of a later date shall be deemed to modify disclosures as of an earlier date.

     (c) Holding Company and Bank have, since January 1, 1992, duly filed with the FDIC, the Department and the FRB in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and Holding Company, upon written request from Urban, promptly will deliver or make available to Urban accurate and complete copies of such reports.

     4.14. Compliance with Applicable Law.

     (a) General. Except as set forth in the Holding Company Disclosure Schedule, each of Holding Company and its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to each, and each has complied with and is not in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to Holding Company or its Subsidiaries (other than where such defaults or non-compliances will not, alone or in the aggregate, materially adversely effect the financial condition of Holding Company and its Subsidiaries on a consolidated basis) and except as disclosed in the Holding Company Disclosure Schedule, Holding Company has not received notice of violation of, and does not know of any such violations of, any of the above.

     (b) CRA. Without limiting the foregoing, Subsidiaries of Holding Company which are subject to CRA have complied in all material respects with CRA, and Holding Company has no reason to believe that any person or group would object successfully to the consummation of this Merger due to the CRA performance of or rating of any of these Subsidiaries. Except as listed on the Holding Company Disclosure Statement, no person or group has adversely commented in writing to a Holding Company Subsidiary subject to CRA in a manner requiring recording in a file of CRA communications upon such Subsidiary's CRA performance.

     4.15. Properties and Insurance.

     (a) Except with respect to property obtained in satisfaction of indebtedness and not now used by Holding Company or any of its Subsidiaries in their respective businesses, Holding Company and its Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Holding Company's consolidated balance sheet as of December 31, 1994, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1994). Holding Company and its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by them.

     (b) The business operations and all insurable properties and assets of Holding Company and its Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of Holding Company should be insured against, in each case under valid, binding and enforceable policies or bonds, with such deductibles and against such risks and losses as are in the opinion of the management of

Holding Company adequate for the business engaged in by Holding Company and its Subsidiaries.

     4.16. Minute Books. The minute books of Holding Company and its Subsidiaries contain accurate records of all meetings and other corporate action held of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

     4.17. Environmental Matters. Except as disclosed in the Holding Company Disclosure Schedule, neither Holding Company nor any of its Subsidiaries has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Holding Company or any of its Subsidiaries (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) has violated any Environmental Laws or is otherwise responsible for the correction or cleanup under Environmental Laws which is reasonably expected to be material to the financial condition of Holding Company or its Subsidiaries on a consolidated basis. Except as disclosed in the Holding Company Disclosure Schedule, Holding Company has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored in violation of any Environmental Laws on any property owned (except in satisfaction of indebtedness) or leased by Holding Company or any of its Subsidiaries in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the financial condition of Holding Company and its Subsidiaries on a consolidated basis.

     4.18. Reserves. The allowance for possible loan losses in the Holding Company Financial Statements as of December 31, 1994 was adequate as of that date to provide for losses that were inherent in the loan portfolio at that date.

     4.19. Disclosures. Except for other acquisition transactions which HUBCO may not yet have publicly disclosed, there are no material facts concerning the business, operations, assets or financial condition of HUBCO which could have a material adverse effect on the business, operations or financial condition of HUBCO which have not been disclosed to Urban directly or indirectly by access to any filing by HUBCO under the 1934 Act.


                                   ARTICLE V
                            COVENANTS OF THE PARTIES

     5.1. Conduct of the Business of Urban. During the period from the date of this Agreement to the Effective Time, Urban shall, and shall cause each of its Subsidiaries to, conduct its respective business and engage in transactions permitted hereunder only in the ordinary course and consistent with prudent banking practice, except with the prior written consent of

Holding Company, which consent will not be unreasonably withheld. Urban also shall use its best efforts to (i) preserve its business organization and that of each of its subsidiaries intact, (ii) keep available to itself the present services of its employees and those of its Subsidiaries, provided that neither Urban nor any of its Subsidiaries shall be required to take any unreasonable or extraordinary act or any action which would conflict with any other term of this Agreement, and (iii) preserve for itself and Holding Company the goodwill of its customers and those of its Subsidiaries and others with whom business relationships exist.

     5.2. Negative Covenants and Dividend Covenants.

     (a) Urban agrees that from the date hereof to the Effective Time, except as otherwise approved by Holding Company in writing or as permitted or required by this Agreement, it will not, nor will it permit any of its Subsidiaries to:

     (i) except as contemplated by this Agreement, change any provision of its Articles of Association or Bylaws or any similar governing documents;

     (ii) except for the issuance of Urban Common Stock pursuant to the present terms of the Urban Options, change the number of shares of its authorized or issued common or preferred stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of Urban or any of its Subsidiaries or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or, other than as provided below, declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any shares of such capital stock, except that Urban may obtain the ratification of the Urban Stock Split by its stockholders; provided, however, that in the event that the Effective Time and the Closing do not occur prior to or on the record date for Holding Company's second quarter 1995 cash dividend, as determined by Holding Company's Board of Directors and publicly announced, Urban shall have the one time right to declare and pay a cash dividend to its shareholders in an amount of up to $0.26 per share; further provided, however, that no such dividend shall be paid in an amount which would cause Urban's shareholders equity at the time the dividend is declared, calculated solely in accordance with generally accepted accounting principals, to fall below that disclosed on the Urban Financial Statements as of December 31, 1994.

     (iii) grant any severance or termination pay (other than pursuant to policies or agreements of Urban in effect on the date hereof and disclosed to Holding Company in the Urban Disclosure Schedule or as agreed to by Holding Company in writing; and further provided that Holding Company hereby agrees that the Board of Directors of Urban need not give notice of non-renewal to employees having Change of Control Agreements with

Urban provided that such Change in Control Agreements have been disclosed to Holding Company on the Urban Disclosure Schedule) to, or enter into or amend any employment agreement with, any of its directors, officers or employees; adopt any new employee benefit plan or arrangement of any type or amend any such existing benefit plan or arrangement except as required to continue the qualification of such plan or arrangement under the Code or ERISA; or award any increase in compensation or benefits to its directors, officers or employees except with respect to salary increases in the ordinary course of business and consistent with past practices and policies; provided, however, that this provision shall not prevent Urban from accruing the bonuses described in Section 5.15(b) hereto consistent with the manner in which such bonuses have been previously accrued;

     (iv) sell or dispose of any substantial amount of assets or incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies;

     (v) make any capital expenditures outside of the ordinary course of business other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

     (vi) file any applications or make any contract with respect to branching or site location or relocation;

     (vii) agree to acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

     (viii) make any material change in its accounting methods or practices, other than changes required in accordance with generally accepted accounting principles;

     (ix) take any action that would result in any of the representations and warranties contained in Article III of this Agreement not being true and correct in any material respect at the Effective Time; or

     (x) agree to do any of the foregoing.

     (b) Holding Company intends to continue its present dividend declaration date and payment date practices between the date hereof and the Effective Time.

     5.3. No Solicitation. Urban shall not, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Holding Company) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving Urban (an "Acquisition Transaction"). Notwithstanding the foregoing, Urban may enter into discussions or negotiations or provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of Urban, after consulting with legal counsel, determines that such discussions or negotiations should be commenced in the exercise of its fiduciary responsibilities or such information should be furnished in the exercise of its fiduciary responsibilities. Urban will promptly communicate to Holding Company that it has received a proposal, whether written or oral, in respect of any Acquisition Transaction and the fact that it is having discussions or negotiations with, or supplying information to, a third party in connection with a possible Acquisition Transaction.

     5.4. Current Information. During the period from the date of this Agreement to the Effective Time, Urban will cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of Holding Company regarding Urban's business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. Without limiting the foregoing, after granting any loan or extension of credit by renewal or otherwise, Urban will send to Holding Company a description (i.e., a copy of the loan offering) for each new loan or extension of credit, and each renewal of an existing loan or extension of credit, in excess of $500,000. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year) ending after the date of this Agreement, Urban will deliver to Holding Company Urban's call reports filed with the OCC and FDIC, and Holding Company will deliver to Urban Holding Company's quarterly reports on Form

10-Q, annual reports on Form 10-K (including any proxy statements and annual reports to shareholders incorporated therein) and current reports on Form 8-K, as filed with the SEC under the 1934 Act. As soon as reasonably available, but in no event more than 90 days after the end of each fiscal year, Urban will deliver to Holding Company and Holding Company will deliver to Urban their respective audited year end Financial Statements included in their respective Annual Reports to Shareholders, in the case of Holding Company as filed on Form l0-K with the SEC under the 1934 Act.

     5.5. Access to Properties and Records; Confidentiality.

     (a) Urban shall permit Holding Company and its representatives, and Holding Company and Bank shall permit Urban and its representatives reasonable access to their respective properties, and shall disclose and make available to Holding Company and its representatives or Urban and its representatives as the case may be, all books, papers and records relating to their respective assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, independent auditors' work papers (subject to the receipt by such auditors of a standard access representation letter), litigation files (so long as such access does not waive attorney-client privilege), plans affecting employees, and any other business activities or prospects in which Holding Company and its representatives or Urban and its representatives may have a reasonable interest. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment. The parties will use their best efforts to obtain waivers of any such restriction and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Urban acknowledges that Holding Company may be involved in discussions concerning other potential acquisitions and Holding Company shall not be obligated to disclose such information to Urban except as such information is publicly disclosed by Holding Company or as required by this Agreement.

     (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger contemplated hereby and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby and, if such Merger shall not occur, each party and each party's advisors shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. In the event that the Merger contemplated hereby does not occur, all documents, notes and other writings prepared by a party hereto or its advisors based on information furnished by the other party shall be promptly destroyed. This shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

     5.6. Regulatory Matters.

     (a) For the purposes of holding the meeting of Urban stockholders referred to in section 5.7 hereof and registering or otherwise qualifying under applicable federal and state securities laws Holding Company Common Stock to be issued to Record Holders and optionees in connection with the Merger, the parties hereto shall cooperate in the preparation and filing by Holding Company of a registration statement with the SEC which shall include an appropriate proxy statement and prospectus satisfying all applicable requirements of applicable state and federal laws, including the 1933 Act and applicable state securities laws and the rules and regulations thereunder. (Such proxy statement and prospectus in the form mailed by Urban to the Urban stockholders and optionees together with any and all amendments or supplements thereto, is herein referred to as the "Proxy Statement/Prospectus" and the various documents to be filed by Holding Company under the 1933 Act with the SEC to register for offer and sale the Holding Company Common Stock to be issued to Record Holders and optionees, including the Proxy Statement/Prospectus, as the same may be amended or supplemented, are referred to herein as the "Registration Statement").

     (b) Holding Company shall furnish information concerning Holding Company, the Merger and other matters except with respect to Urban as is necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Holding Company, to comply with Section 5.6(a) hereof. Holding Company agrees promptly to advise Urban if at any time prior to the Urban stockholders' meeting referred to in Section 5.7 hereof, any information provided by Holding Company in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide Urban with the information needed to correct such inaccuracy or omission. Holding Company shall furnish Urban with such supplemental information as may be necessary in order to cause the Proxy Statement/Prospectus (except as it relates to Urban), to comply with Section 5.6(a) after the mailing thereof to Urban stockholders.

     (c) Urban shall furnish Holding Company with such information concerning Urban as is necessary in order to cause the Registration Statement, insofar as it relates to Urban, to comply with section 5.6(a) hereof. Urban agrees promptly to advise Holding Company if, at any time prior to the effective date of the Registration Statement referred to in Section 5.6(a) hereof, information provided by Urban in the Registration Statement becomes incorrect or incomplete in any material respect and to provide Holding Company with the information needed to correct such inaccuracy or omission. Urban shall furnish Holding Company with such supplemental information as may be necessary in order to cause the Registration Statement, insofar as it relates to Urban, to comply with
Section 5.6(a) after the mailing thereof to Urban stockholders.

     (d) Holding Company shall as promptly as practicable make such filings as are necessary in connection with the offering of the Holding Company Common Stock with applicable state securities authorities and shall use all reasonable efforts to qualify the offering of the Holding Company Common Stock under applicable state securities laws at the earliest practicable date. Urban shall promptly furnish Holding Company with such information regarding Urban stockholders as Holding Company requires to enable it to determine what filings are required hereunder. Urban authorizes Holding Company to utilize in such filings the information concerning Urban provided to Holding Company in connection with, or contained in, the Registration

Statement. Holding Company shall furnish Urban with copies of all such filings and keep Urban advised of the status thereof. Holding Company shall as promptly as practicable file the Registration Statement containing the Proxy Statement/Prospectus with the SEC, and Holding Company shall promptly notify Urban of all communications, oral or written, with the SEC concerning the Registration Statement and the Proxy Statement/Prospectus.

     (e) Holding Company shall cause the Holding Company Common Stock to be issued in connection with the Merger to be listed on NASDAQ/National Market System.

     (f) The parties hereto will cooperate with each other and use their best efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as possible, including, without limitation, those required by the FDIC and the Department. The parties shall each have the right to review in advance all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement. Holding Company and Bank shall cause an actual application to the FDIC and the Department to be filed within 45 days of the date hereof, so long as Urban provides all information necessary to complete the application within 30 days of the date hereof.

     (g) Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

     (h) Urban and Holding Company agree that in the event either of them are approached by or deem it appropriate to enter into discussions in connection with the Merger with any community group regarding the performance of either party or the Surviving Bank under the Community Reinvestment Act of 1978, as amended (the CRA"), the parties shall mutually conduct such discussions and shall mutually approve any agreements entered into in connection therewith.

     5.7. Approval of Stockholders. Urban will (a) take all steps necessary to duly call, give notice of, convene and hold a meeting of the stockholders of Urban as soon as reasonably practicable for the purpose of securing the approval by such stockholders of this Agreement, (b) subject to the qualification set forth in Section 5.3 hereof, recommend to the stockholders of Urban the approval of this Agreement and the transactions contemplated hereby, and (c) cooperate and consult with Holding Company with respect to each of the foregoing matters.

     5.8. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to the Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using its best efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is otherwise a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

     5.9. Public Announcements. The parties hereto shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, and no party shall make any such public disclosure without the consent of the other party, except as may be otherwise required by law or regulation or as to which the party releasing such information has used its best efforts to discuss with the other party in advance.

     5.10. Failure to Fulfill Conditions. In the event that Holding Company or Urban determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to September 30, 1995 and that it will not waive that condition, it will promptly notify the other party. Urban and Holding Company will promptly inform the other of any facts applicable to Urban or Holding Company, respectively, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger.

     5.11. Disclosure Supplements. From time to time prior to the Effective Time, each party hereto will promptly supplement or amend (by written notice to the other) its respective disclosure schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such disclosure schedules or which is necessary to correct any information in such schedules which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article VI, no supplement or amendment to such disclosures schedules shall correct or cure any representation or warranty which was untrue when made, but supplements or amendments may be used to disclose subsequent facts or events to maintain the truthfulness of any representation or warranty.

     5.12. Printing of Registration Statement and Proxy Statement/Prospectus. Holding Company shall be responsible for the costs of printing of the Registration Statement and the Proxy Statement/Prospectus, filing fees related thereto paid to the SEC and fees to be paid to and filing with state blue sky and securities authorities in connection with registration, offer and sale of the Holding Company Common Stock in the Merger.

     5.13. Closing. The parties hereto shall cooperate and use reasonable efforts to try to cause the Effective Time to occur on or before June 30, 1995.

     5.14. Indemnification. Holding Company agrees that it will, and will cause Bank to, after the Effective Time, and to the fullest extent permitted by applicable law and the corporate documents of Holding Company and Bank, provide to the directors and officers of Urban indemnification equivalent to that provided by or available under the Articles of Association and By-laws of Urban or permissible to the fullest extent permitted under the New Jersey Business Corporation Act with respect to acts or omissions occurring prior to the Effective Time, including without limitation, the authorization of this Agreement and the transactions contemplated hereby, for a period of six years from the Effective Time, or in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved. To the extent permitted by applicable law, Holding Company or Bank shall advance expenses as incurred for legal counsel and otherwise in connection with the foregoing indemnification. In order to satisfy this obligation, Holding Company will procure continuing director and officer liability coverage for officers, directors and employees of Urban and its Subsidiaries for a period of six years after the Effective Time from a reputable insurance company issuing such policies, with terms and conditions (other than the amount of premiums) substantially similar to or better than those in effect under Urban's existing directors' and officers' insurance policy.

     5.15. Employment Matters.

     (a) Holding Company will make every effort to continue the employment of all officers and employees of Urban, and to the extent possible, at the same location, with the same or equivalent salary and benefits. To the extent any Urban officer or employee is terminated upon or within one(1) year of the consummation of the Merger, such employee shall be entitled to severance in accordance with the terms set forth in Exhibit 5.15(a) hereto. After such one
(1) year period, former Urban employees shall have whatever rights may be available to employees of Holding Company under Holding Company's severance plans as in effect from time to time, with credit given for prior service to Urban to the extent time served is a factor under such severance plans. Holding Company intends to merge Urban's Pension Plans, other than the Urban National Bank Profit Sharing Plan and its 401(k) thrift plan component, into Holding Company Pension Plans. It is the intention of the parties that participants in the Urban 401(k) thrift plan not be adversly effected by the transactions contemplated by this Agreement. Employees who continue to be employed by Holding Company or Bank will be credited for purposes of vesting and eligibility under Holding Company Pension Plans for prior service at Urban and will receive full credit for prior service with Urban under Bank's other plans (including medical, vacation, sick leave, disability, severance and similar plans) and no prior existing condition limitations will be imposed with respect to any medical coverage plans.

     As of the Effective Time, Holding Company will assume and become obligated under those change of control agreements between Urban and certain of its officers which are listed in the Urban Disclosure Schedule (the "Change of Control Agreements"), provided such officer is an officer of Urban as of the Effective Time. In addition, Holding Company shall enter into an employment agreement at the Effective Time, substantially in the form of Exhibit 5.15(a) hereto, with Robert F. Mangano if he is an employee of Urban at the Effective Time. Such employment agreement and Change of Control Agreements being referred to herein as the "Employment Agreements". Holding Company confirms that it will not challenge any benefits payable to a former officer of Urban under a Change of Control Agreement with Urban disclosed in the Urban Disclosure Statement.

     (b) HUBCO agrees that within ninety (90) days of the end of the fiscal year in which the Merger is consummated, HUBCO shall pay to each person who was an employee of Urban at the Effective Time a portion of the bonus pool for which Urban shall have accrued an expense on its books and records as of the Effective Time; the allocation of this bonus pool shall be made in accordance with an allocation schedule which Urban shall deliver to Holding Company at the Closing. From and after the Effective Time and for the remainder of 1995, the Urban employees who become employees of the Holding Company or the Bank shall be entitled to participate in whatever bonus programs Holding Company or the Bank may maintain for similarly situated employees, on a pro rata basis based upon the time of such employee's actual service with Holding Company or the Bank during 1995. Thereafter, the former Urban employees shall be treated as similarly situated Holding Company or Bank employees.

     5.16. Pooling and Tax-Free Reorganization Treatment. Neither Holding Company nor Urban shall intentionally take, fail to take or cause to be taken or not be taken, any action within its control, whether before or after the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

     5.17 Urban Options. From and after the Effective Time, each Urban Option which is converted to an option to purchase Holding Company Common Stock under section 2.1(b) (i) shall be
administered, operated and interpreted by a committee comprised of members of the Board of Directors of Holding Company appointed by the Board of Directors of Holding Company. Holding Company shall reserve for issuance the number of shares of Holding Company Common Stock necessary to satisfy Holding Company's obligations. Holding Company shall also register promptly after the Effective Time, if not previously registered pursuant to the 1933 Act, the shares of Holding Company Common Stock authorized for issuance under the Urban Options so converted.

     5.18. Affiliates.

     (a) Promptly, but in any event within two weeks after the execution and delivery of this Agreement, (i) Urban shall deliver to Holding Company (x) a letter identifying all persons who, to the knowledge of Urban, may be deemed to be affiliates of Urban under Rule 145 of the 1933 Act, including without limitation all directors and executive officers of Urban and (y) a letter identifying all persons who, to the knowledge of Urban, may be deemed to be affiliates of Urban as that term (affiliate) is used for purposes of qualifying for "pooling of interests" accounting treatment; and (ii) Holding Company shall identify to Urban all persons who, to the knowledge of Holding Company, may be deemed affiliates of Holding Company as that term is used for purposes of qualifying for "pooling of interests" accounting treatment.

     (b) Each person who may be deemed an affiliate of Urban (under either Rule 415 of the 1933 Act or the accounting treatment rules) shall execute a letter substantially in the form of Exhibit
5.18 hereto agreeing to be bound by the restrictions of Rule 145, as set forth in Exhibit 5.18 and agreeing to be bound by the rules which permit the Merger to be treated as a "pooling of interests" for accounting purposes. In addition, Holding Company shall cause its affiliates (as that term is used for purposes of qualifying for pooling of interests) to execute a letter substantially in the form of Exhibit 5.18(a) hereto within two weeks of the date hereof, in which such persons agree to be bound by the rules which permit the Merger to be treated as a "pooling of interests" for accounting treatment.

     (c) Holding Company agrees to publish financial results covering at least 30 days of combined operations of Holding Company and Urban as soon as practicable after the Effective Time.

     5.19. Compliance with the Industrial Site Recovery Act.

     (a) For each non-residential property owned by Urban or any of its Subsidiaries, Urban, at its sole cost and expense, shall obtain prior to the Effective Time, either:

     (i) a Letter of Non-Applicability ("LNA") from the New Jersey Department of Environmental Protection ("NJDEP") stating that none of the properties located in New Jersey owned or operated by Urban or any of its Subsidiaries (each, a "Facility") is an "industrial establishment," as such term is defined under the Industrial Site Recovery Act ("ISRA");

     (ii) a Remediation Agreement issued by the NJDEP pursuant to ISRA authorizing the consummation of the transactions contemplated by this Agreement; or

     (iii) a Negative Declaration approval, Remedial Action Workplan approval, No Further Action letter or other document or documents issued by the NJDEP advising that the requirements of ISRA have been satisfied with respect to each Facility subject to ISRA. In the event Urban obtains a Remediation Agreement, Urban will post or have posted an appropriate Remediation Funding source or will have obtained the NJDEP's approval to self-guaranty any Remediation Funding Source required under any such Remediation Agreement.

     (b) If Urban reasonably believes that its cost to comply with ISRA, including without limitation the cost of any Remediation Funding Source, shall, in the aggregate exceed $300,000, Urban shall consult with Holding Company and the parties shall jointly determine whether to so comply, terminate the Merger or take some other action. Thereafter, in the event Holding Company requests Urban to comply with ISRA, Urban will take all such steps as are reasonably necessary to so comply and the amounts expended by Urban on such compliance shall not be deemed to be expenses of Urban or funds otherwise disbursed by Urban in determining Urban's Closing Shareholder's Equity, whether Urban has breached any representation or warranty or complied with any covenant contained herein. Urban shall keep

Holding Company informed of all amounts it is required to expend in order to comply with ISRA.

     (c) Urban's exclusive obligation with respect to any environmental conditions, whether known or unknown, at, on or under any real property owned or leased by Urban or any of its Subsidiaries, shall be to obtain the approvals required by paragraphs 5.19(a) (i) through (iii) above, and Holding Company agrees that it shall accept any such approval(s) in complete satisfaction of all obligations which Urban or any of its Subsidiaries may have pursuant to ISRA or any applicable Environmental Laws.

     5.20 Provision of Additional Information. Urban acknowledges that in connection with consummation of the transactions contemplated by the Jefferson Agreement, HUBCO may be required to provide information to the Jefferson shareholders with regard to Urban and the Merger. Urban agrees to comply as promptly as possible with all requests for information by the Holding Company to be included in the proxy statement to be used by the shareholders of Jefferson, and to take such steps as Holding Company may reasonably request in order for Holding Company to ensure that the shareholders of Jefferson have been supplied with all appropriate information.

     5.21 Transactions Causing 10% Dilution. Holding Company shall not enter into any agreement after the date hereof which requires it to issue Holding Company Common Stock or securities convertible into Holding Company Common Stock where the indicated dilution of book value or earnings per share of Holding Company Common Stock is greater than 10%, as determined in good faith by Urban's investment banker after consultation with Holding Company.

     5.22 Delivery of Audited Financial Statements. Each of Holding Company and Urban shall deliver to the other copies of their respective consolidated statements of financial condition as of December 31, 1994 and their related consolidated statements of income, changes in shareholders' equity and cash flows for the period ended December 31, 1994, in each case accompanied by the audit report of each party's independent public accountants, Arthur Andersen, LLP. Each of Holding Company and Urban shall deliver such certified Financial Statements within five (5) days of such party's receipt of their respective audited Financial Statements. Such audited Financial Statement shall show no material change from the Draft Financial Statement previously provided to each party pursuant to Sections 3.4 and 4.4 hereof, respectively.

     5.23 Expenses of the Merger. All of Urban's expenses in connection with the Merger, including financial advisory fees, legal fees and accounting fees shall be reasonable. Urban shall monthly provide HUBCO with a summary of all expenses incurred to date. For purposes of the foregoing, payments of financial advisory fees, legal fees and accounting fees in accordance with arrangements disclosed in the Urban Disclosure Schedule shall be deemed reasonable.

                                   ARTICLE VI
                               CLOSING CONDITIONS

     6.1. Conditions of Each Party's Obligations Under this Agreement. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

     (a) Approval of Urban Stockholders; SEC Registration. This Agreement and the transactions contemplated hereby, including the Urban Stock Split, shall have been approved by the requisite vote of the stockholders of Urban. The Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order and no proceeding for such purpose shall be pending before the SEC, and the issuance of the Holding Company Common Stock shall have been qualified in every state where such qualification is required under the applicable state, blue sky, securities or legal investments laws. The Holding Company Common Stock to be issued in connection with the Merger, including Holding Company Common Stock to be issued for the Urban Options, shall have been approved for listing on NASDAQ/National Market System.

     (b) Regulatory Filings. All necessary regulatory or governmental approvals and consents (including without limitation any required approval of the FDIC and the Department) required to consummate the transactions contemplated hereby, and the approval by the Comptroller of the Currency of the Urban Stock Split shall have been obtained without any unusual term or condition which would materially impair the value of Urban, taken as a whole, to Holding Company. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof shall have expired.

     (c) Suits and Proceedings. Neither Holding Company nor Urban nor Bank shall be prohibited by any order, ruling, consent decree, judgment or injunctions of a court or regulatory agency of competent jurisdiction from consummating the Merger or the other transactions contemplated by this Agreement, and the consummation of the Merger and the other transactions contemplated hereby, shall be legally permissible pursuant to applicable law.

     (d) Pooling of Interests. Holding Company and Urban shall have received letters, dated within thirty days of the date of this Agreement and dated the Closing Date, from Arthur Andersen LLP, certified public accountants, to the effect that, based upon facts known to such accountants, as of such date, the Merger shall be qualified to be treated by Holding Company as a pooling of interests for accounting purposes if closed and consummated in accordance with this Agreement.

     (e) Tax Certificate. Each party hereto shall have delivered to McCarter & English, tax counsel, a certificate, dated as of the Effective Time, signed by its Chief Executive Officer and by its Treasurer, to the effect that, to the best knowledge and belief of such officers, the statement of facts and representations made on behalf of its management and presented to the legal counsel delivering the tax opinions provided for in Section 6.1(f) were as of the date of such requests or presentation and of any such supplement true, correct and complete, and are on the date of such certificate, to the extent contemplated by the request or presentation and any such supplemental requests, true, correct and complete, as though such request or presentation and any such supplemental requests had been made on the date of such certificate.

     (f) Tax Opinion. The parties shall have received an opinion of McCarter & English, counsel to Holding Company, reasonably satisfactory in form and substance to each of them, to the effect that the transactions contemplated hereby will result in a reorganization (as defined in Section 368(a) of the Code), and accordingly no gain or loss will be recognized for federal income tax purposes to Holding Company, Urban, or Bank or to the stockholders of Urban who exchange their shares of Urban Common Stock for Holding Company Common Stock (except to the extent that cash is received in lieu of fractional shares of Holding Company Common Stock with respect to Dissenting Shares).

     6.2. Conditions to the Obligations of Holding Company Under this Agreement. The obligations of Holding Company under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

     (a) Representations and Warranties; Performance of Obligations of Urban. The representations and warranties of Urban contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time, except with respect to changes permitted hereby and for any such representations and warranties waived in writing by it and except for any such representations and warranties made as of a specific date which shall be true and correct in all material respects as of such date. Urban shall have performed in all material respects the agreements, covenants and obligations necessary to be performed by it prior to the Closing Date pursuant to the terms of this Agreement and the Bank Merger Agreement, except as waived in writing by Holding Company. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the Urban Disclosure Schedule to render such representation or warranty true and correct as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Urban Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the Urban Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates.

     (b) Opinion of Counsel. Holding Company shall have received an opinion of counsel to Urban, dated the date of the Closing, in form and substance reasonably satisfactory to Holding Company, covering the matters set forth on
Schedule 6.2 hereto and any other matters reasonably requested by Holding
Company.

     (c) Certificates. Urban shall have furnished Holding Company with such certificates of its officers or others and such other documents evidencing fulfillment of the conditions set forth in this Section 6.2 as Holding Company may reasonably request.

     (d) Litigation. Urban shall have provided Holding Company with a list of all litigation to which Urban or its Subsidiaries is a party, listing the caption of the litigation, the Docket Number of the litigation, the Court in which such litigation is pending and the name and telephone number of the attorney handling such litigation.

     6.3. Conditions to the Obligations of Urban Under this Agreement. The obligations of Urban under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

     (a) Representations and Warranties; Performance of Obligations of Holding Company. The representations and warranties of Holding Company contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective time with the same effect as though all such representations and warranties had been made on and as of the Effective Time, except with respect to changes permitted hereby and for any such representations and warranties waived in writing by Urban and except for any such representations and warranties made as of a specific date which shall be true and correct in all material respects as of such date. Holding Company shall have performed in all material respects, the agreements, covenants and obligations to be performed by it prior to the Closing Date pursuant to the terms of this Agreement and the Bank Merger Agreement, except as waived in writing by Urban. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the Holding Company Disclosure Schedule to render such representation or warranty true and correct as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Holding Company Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the Holding Company Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates.

     (b) Opinion of Counsel to Holding Company. Urban shall have received an opinion of counsel to Holding Company, dated the date of the Closing, in form and substance reasonably satisfaction to Urban, covering the matters set forth on Schedule 6.3 hereto and any other matters reasonably requested by Urban.

     (c) Fairness Opinion. Urban shall have received opinions from Capital Consultants of Princeton, Inc. as of the date the Proxy Statement/Prospectus is mailed to Urban's stockholders and as of the Closing Date, to the effect that, in its opinion, the consideration to be paid to stockholders of Urban hereunder is fair to such stockholders from a financial point of view.

     (d) Certificates. Holding Company shall have furnished Urban with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 6.3 as Urban shall reasonably require.

     (g) Election of Directors. Messrs. _____________, _________________ and
_________________ shall have been appointed as members of the Board of Directors of Bank effective as of the Effective Time and, Messrs. _______________ and ________________ shall also have been appointed as members of the Board of Directors of Holding Company. In the event any of the foregoing listed individuals is unwilling or unable to serve as a director of the Holding Company or the Bank, Urban shall appoint a substitute, with the concurrence of Holding Company.

     (h) Employment Agreements and Replacement Options. The Employment Agreements shall have been assumed or entered into by Holding Company and Replacement Options shall have been executed by Holding Company and delivered by it to the appropriate employees of Urban.

     (i) Plan Mergers. Forms of documents reflecting the merger of Urban Pension Plans with Holding Company Pension Plans shall have been approved by Holding Company and, if required, by the Bank Board of Directors and the Urban Board of Directors.



                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

     7.1. Termination. This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of
Urban:

     (a) By mutual written consent of the parties hereto.

     (b) By Urban (i) if the Effective Time shall not have occurred on or prior to September 30, 1995 or (ii) by Holding Company or Urban if a vote of the stockholders of Urban is taken and such stockholders fail to approve this Agreement at the meeting (or any adjournment thereof) held for such purpose, unless in each case the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreement set forth herein to be performed or observed by such party at or before the Effective Time.

     (c) By Holding Company or Urban upon written notice to the other if any application for regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority or by Holding Company upon written notice to Urban if any such application is approved with conditions which materially impair the value of Urban, taken as a whole, to Holding Company.

     (d) By Urban, if (i) the Exchange Ratio is not adjusted pursuant to Section 2.1(a)(i), (ii) the Exchange Ratio, as adjusted pursuant to Section 2.1(a)(ii) hereof is less than 2.0, (iii) the Exchange Ratio, as adjusted pursuant to
Section 2.1(a)(ii) multiplied by the Average Closing Price of Holding Company Common Stock is less than $26.65, or (iv) Holding Company enters into a written agreement or letter of intent with a third party which would result in a Change of Control of Holding Company (as defined below), Holding Company publicity announces its intention to enter into a transaction which would result in a Change in Control of Holding Company, or the Board of Directors of Holding Company approves or consents to a Change in Control or recommends to its shareholders any transaction or transactions which would cause a Change in Control of Holding Company. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if (X) any "person" (as such term is used in Sections 13(d) and 14(d) of the 1934 Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of Holding Company or a person engaging in a transaction of the type described in clause (Z) of this subsection but which does not constitute a Change in Control under such clause, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of Holding Company representing 25% or more of the combined voting power of Holding Company's then outstanding securities; or (Y) after the date of this Agreement, (i) individuals at the date of this Agreement constitute the Board and (ii) any new director (other than a director designated by a person who has entered into an agreement with Holding Company to effect a transaction described in clauses (X) or (Z) of this Subsection) whose election by the Board or nomination for election by Holding Company shareholders was approved by a vote of at least two-thirds (2/3) of the directors in office at the date of this Agreement or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (Z) the shareholders of Holding Company or, if no shareholder approval is required or obtained, Holding Company or any of its Subsidiaries completes a merger, consolidation or similar transaction of Holding Company or such a Subsidiary with or into any other corporation, or a binding share exchange involving the Holding Company, other than any such transaction which would result in the voting securities of Holding Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of Holding Company or such surviving entity outstanding immediately after such transaction, or the shareholders of Holding Company approve a plan of complete liquidation of Holding Company or an agreement for the sale or disposition by Holding Company of all or substantially all Holding Company assets.

     (e) By Urban, upon written notice to Holding Company on the fifth business day prior to the scheduled Closing Date (the "Price Evaluation Date"), if the Average Closing Price of the Holding Company Common Stock is less than $12.75 per share (the "Upset Price"). The "Average Closing Price" shall mean the average price of Holding Company Common Stock calculated based upon the closing price during the first 10 of the 15 consecutive trading days immediately preceding the Closing. The Average Closing Price shall be determined by (x) first, recording the closing price (the "Daily Price") of Holding Company Common Stock reported by NASDAQ/National Market System (as published in The Wall Street Journal) during the first 10 of the 15 consecutive trading days immediately preceding the Closing (trading day meaning any day that Holding Company Common Stock shall be reported as traded on NASDAQ/National Market System) and (y) second, computing the average of the Daily Prices in the 10 day period. If the actual Closing Date is different by more than three (3) business days from the Scheduled Closing Date, a recalculation of the Average Closing Price shall be undertaken to take into account such revised Closing Date.

     (f) By Holding Company if (i) there shall have occurred a material adverse change in the financial condition of Urban and its Subsidiaries on a consolidated basis from that disclosed by Urban on the date of this Agreement in the Urban Financial Statements, (adjusted to remove expenses associated with the Merger) or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of Urban hereunder which if susceptible of being cured within the following period, is not cured within 10 days after notice by Holding Company of its intent to terminate.

     (g) By Urban, if (i) there shall have occurred a material adverse change in the financial condition of Holding Company or Bank from that disclosed by Holding Company and its Subsidiaries on a consolidated basis on the date of this Agreement in the Holding Company Financial Statements; or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of Holding Company hereunder, which if susceptible of being cured within the following period is not cured within 10 days after notice by Urban of its intent to terminate.

     (h) By Holding Company or Urban if any condition to Closing specified under
Article VI hereof applicable to such
party cannot reasonably be met after giving the other party a reasonable opportunity to cure any such condition.

     (i) By Urban if Urban's Board of Directors shall have approved an Acquisition Transaction after determining upon advice of counsel, that such approval was necessary in the exercise of its fiduciary obligation under applicable laws.

     7.2 Effect of Termination. In the event of the termination and abandonment of this Agreement by either Holding Company or Urban pursuant to Section 7.1, this Agreement (other than Section 5.5(b) and Section 8.1 hereof) shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or stockholders. Nothing contained herein, however, shall relieve any party from any liability for any breach of this Agreement; provided, however, that in the event Urban breaches Section 3.3(a) hereof because a court of competent jurisdiction, through no effort of Urban, finds Section 8.1(b) unenforceable, Holding Company shall not be entitled to any monetary damages from Urban or its officers or directors, and such shall not, in and of itself, be a cause for Holding Company's failure to close.

     7.3. Amendment. This Agreement may be amended by mutual action taken by the parties hereto at any time before or after adoption of this Agreement by the stockholders of Urban but, after any such adoption, no amendment shall be made which reduces or changes the amount or form of the consideration to be delivered to the stockholders of Urban without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of Holding Company, Bank and Urban.

     7.4. Extension; Waiver. The parties may, at any time prior to the Effective Time of the Merger, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced.

                                  ARTICLE VIII
                                 MISCELLANEOUS

     8.1. Expenses.

     (a) Subject to Sections 8.1(b) and 5.12 hereof, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment Holding Company fees and expenses) shall be borne by the party incurring such costs and expenses.

     (b) (i) If (a) this Agreement is terminated by Urban pursuant to Section 7.1(i) hereof, and (b) within twelve (12) months after the date of the termination of this Agreement, the Board of Directors of Urban shall have recommended that the shareholders of Urban approve or accept any Acquisition Transaction or Urban shall have entered into a definitive written agreement proposing such Acquisition Transaction, in each case other than as contemplated by this Agreement, then, in any such case, Urban shall cause the definitive written agreement with any such third party governing such Acquisition Transaction to provide that such third party will pay to HUBCO a fee (the "Termination Fee") equal to $1,000,000. Urban will further cause such definitive written agreement to provide that such payment shall be made by such third party at the closing of the Acquisition Transaction. Such payment shall be made by wire transfer to HUBCO of immediately available funds.

     (ii) In the event Urban terminates this Agreement pursuant to Section 7.1(i) hereof and within twelve (12) months after such termination the Board of Directors of Urban has not recommended that the shareholders of Urban approve or accept any Acquisition Transaction or Urban has not entered into a definitive written agreement proposing an Acquisition Transaction, or, if Urban has entered into a definitive written agreement for an Acquisition Transaction or the Urban Board has recommended to the Shareholders that they approve or accept an Acquisition Transaction but such Acquisition Transaction is abandoned by a party prior to closing, then Urban shall pay to HUBCO a fee (the "Reimbursement Fee") equal to the amount of HUBCO's actual out-pocket expenses expended on negotiating this Agreement and attempting to consummate the transactions contemplated hereby, such payment not to exceed $200,000. Such payment shall be made by Urban by wire transfer of immediately available funds within five (5) days of the twelve (12) month anniversary of the termination of this Agreement.

     8.2. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by telecopier with confirming copy sent the same day by registered or certified mail, postage prepaid, as follows:


     (a)  If to Holding Company, to:

          HUBCO, Inc.
          3100 Bergenline Avenue
          Union City, NJ 07087
          Attn: Kenneth Neilson,
               President and Chief Executive Officer
          Telecopier No. (201) 348-3493

     Copy to:

          HUBCO, Inc.
          1000 MacArthur Boulevard
          Mahwah, NJ 07430
          Attn: D. Lynn Van Borkulo-Nuzzo, Esq.
          Telecopier No. (201) 236-2639


          and

          McCarter & English
          Four Gateway Center
          100 Mulberry Street
          Newark, NJ 07102
          Attn: Michael M. Horn, Esq.
          Telecopier No. (201) 624-7070


     (b)  If to Urban, to:

          Urban National Bank
          805 Franklin Lake Road
          Franklin Lakes, NJ 07416
          Attn: Robert F. Mangano
               President and Chief Executive Officer
          Telecopier No. (201) 891-4941

          Copy to:

          Crummy, Del Deo, Dolan, Griffinger & Vecchione
          One Riverfront Drive
          Newark, NJ 07102
          Attn: Frank E. Lawatsch, Jr., Esq.
          Telecopier No. (201) 596-0545


or such other addresses as shall be furnished in writing by any party, and any such notice or communications shall be deemed to have been given as of the date so delivered or telecopied and mailed.

     8.3. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and no person not a party hereto shall have any rights or benefits under this

Agreement, either as a third party beneficiary or otherwise except that directors, officers and employees shall have the right to enforce Section 5.14. No assignment of this Agreement may be made except upon the written consent of the other parties hereto.

     8.4. Entire Agreement. This Agreement, which includes the disclosure schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire Agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto.

     8.5. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

     8.6. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof.

     8.7. Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     8.8. Survival of Representations and Warranties. The representations and warranties of the parties hereto contained in this Agreement or the Bank Merger Agreement or in the instruments or certificates delivered pursuant hereto or thereto by any party hereto shall expire, on, and be terminated and extinguished at, the earlier of (A) the termination of this Agreement in accordance with Section 7.1(a), (b), (c), (e),
(f)(i) or (ii), (g)(i), (h) and (i) or (B) the Effective Time; provided however, that, in the event that the Merger is consummated, no representation or warranty of Holding Company or Urban provided for herein, shall be deemed to be terminated or extinguished so as to deprive Holding Company or Urban of any defense, at law or in equity which it otherwise would have to any claim against it by any such person, including, without limitation, any shareholder or former shareholder of Holding Company or Urban, the representations and warranties aforesaid (except to the extent that they shall have been waived in accordance herewith) being material inducements to the consummation by Urban and Holding Company of the Merger and other transactions contemplated hereby.

     8.9. Survival of Certain Covenants. In the event the Merger is consummated, only then, agreements set forth herein, that by their context are intended to do so, shall survive such consummation and the performance of this Agreement and the Bank Merger Agreement.


     IN WITNESS WHEREOF, Holding Company, Bank, and Urban have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:                                        HUBCO, INC.


By:_________________________                   By:__________________________
   D. LYNN VAN BORKULO-NUZZO                      KENNETH T. NEILSON
                   Secretary                      President and Chief
                                                   Executive Officer


ATTEST:                                        URBAN NATIONAL BANK


By:_________________________                   By:__________________________
                   Secretary                      ROBERT MANGANO
                                                  President and Chief
                                                   Executive Officer


ATTEST:                                        HUDSON UNITED BANK


By:_________________________                   By:__________________________
   D. LYNN VAN BORKULO-NUZZO                      KENNETH T. NEILSON
                   Secretary                      President and Chief
                                                   Executive Officer

                                   EXHIBIT A

                           AGREEMENT TO MERGE BETWEEN
                               HUDSON UNITED BANK
                                      AND
                              URBAN NATIONAL BANK


     THIS AGREEMENT made as of this ___ day of January, 1995 between Hudson United Bank (hereinafter referred to as "Bank"), a New Jersey chartered commercial bank, being located at 3100 Bergenline Avenue, Union City, County of Hudson, in the State of New Jersey, and Urban National Bank (hereinafter referred to as "Urban"), a national banking association organized under the laws of the United States, being located at 805 Franklin Lakes Road, Franklin Lakes, County of Bergen, in the State of New Jersey. The parties hereto agree as follows:

     Section 1. Urban shall be merged with and into Bank with Bank as the surviving institution (the "Receiving Bank").

     Section 2. The name of the Receiving Bank shall be Hudson United Bank.

     Section 3. The amount of capital stock of the Receiving Bank shall be $_________, divided into [_____] shares of common stock, each of $__________ par value, and at the time merger shall become effective, the Bank shall have a surplus of $_________.

     Section 4. All assets of each of the merging banks, as they exist at the effective time of the merger, shall pass to and vest in the Receiving Bank without any conveyance or other transfer. The Receiving Bank shall be responsible for all of the liabilities of every kind and description, including liabilities arising from the operation of their respective trust departments, of each of the merging banks existing as of the effective time of the merger.

     Section 5. Exhibit A-1 hereto lists the location of each branch of Bank and Urban which will become or remain branches of the Receiving Bank.

     Section 6. The stockholder of Bank shall retain its rights in the capital stock presently outstanding, which shall remain [_____] shares of common stock of the association, each with $_________ par value, and the stockholders of Urban in exchange for their shares of Urban shall be entitled to receive shares of the common stock of HUBCO, Inc., each of no par value, on the terms and subject to the conditions contained in that certain Agreement and Plan of Merger by and among Urban, Bank and HUBCO, Inc. dated as of February __, 1995 (the "Merger Agreement").

     Section 7. The present board of directors of Bank with the addition of Messrs._________, _________ and _________ shall serve as the board of directors of the Receiving Bank until the next annual meeting or until such time as their successors have been elected and have qualified.

     Section 8. This Agreement shall be terminated automatically if the Merger Agreement is terminated as provided in the Merger Agreement.

     Section 9. This Agreement shall be ratified and confirmed by the affirmative vote of the stockholders of each of the merging banks owning at least two-thirds of its capital stock outstanding, at a meeting to be held on the call of the directors; and the merger shall become effective at the time specified in the Merger Agreement.

     WITNESS, the signatures and seals of the merging banks this _________day of _________, 1995, each set by its president or a vice president and attested to by its cashier or secretary, pursuant to a resolution of its board of directors, acting by a majority, and witness the signature of a majority of each of the board of directors.

ATTEST:                                           HUDSON UNITED BANK



_________________________                      By:_____________________________
                Secretary                         KENNETH T. NEILSON, President




ATTEST:                                           URBAN NATIONAL BANK



_________________________                      By:_____________________________
                  Cashier                         Robert Mangano, President

STATE OF NEW JERSEY  )
                     )ss.
COUNTY OF            )


     On this _________ day of _________, 199_, before me, a Notary Public for this state and county, personally came as president, and _________ as cashier of Hudson United Bank, and each of his/her capacity acknowledged this instrument to the act and deed of the association and the seal affixed to it to be its seal.

     WITNESS my official seal and signature this day and year.



                                            _____________________________


(Seal of Notary)

STATE OF NEW JERSEY  )
                     )ss.
COUNTY OF            )

     On this _________ day of _________, 1995, before me, a Notary Public for this state and county, personally came Robert F. Mangano as president, and _________ as cashier of URBAN NATIONAL BANK, and each of his/her capacity acknowledged this instrument to the act and deed of the association and the seal affixed to it to be its seal.

     WITNESS my official seal and signature this day and year.



                                            _____________________________

(Seal of Notary)

                                                                EXHIBIT 2.1(a)

                           NON-QUALIFIED STOCK OPTION
                             GRANTED BY HUBCO, INC.


     Hubco, Inc. (the "Company") hereby evidences the grant, on _________, 1995 (the "Date of Grant"), to Robert F. Mangano, (the "Optionee") as part of the Optionee's compensation, the Non-Qualified Stock Options set forth below on the terms and subject to the conditions of this Agreement.

                                   BACKGROUND

          WHEREAS, Optionee has been employed as the President and Chief Executive Officer of Urban National Bank;

          WHEREAS, in such capacity, Optionee was awarded Options from Urban National Bank in 1992 and 1993;

          WHEREAS, pursuant to that certain Agreement and Plan of Merger, Urban National Bank is being acquired by Hubco, Inc. and merged into Hudson United Bank; and

          WHEREAS, Hubco, Inc. wishes to assume the obligations of Urban National Bank with regard to the Optionee's Options on the terms set forth herein.


     1.   THE OPTIONS

     The Company hereby grants the Optionee the following options: (1) an option to purchase _________ 1 shares of the Common Stock of the Company (the "A Option"); and (2) an option to purchase _________ 2 shares of the Common Stock of the Company (the "B Option"). The A Option and the B Option referred to herein as the "Options", and the shares issued upon exercise of the Options referred to as the "Optioned Shares".


- --------
1    5,000 x Exchange Ratio
2   10,000 x Exchange Ratio

     2.   OPTION PRICE

          The price at which the Optioned Shares may be purchased is as follows: for the A Options, ______ 3 per share, and for the B Options, _____ 4 per share.

     3.   OPTION TERMS

           Subject to Paragraph 3 hereof, the right to exercise the Options shall commence on _______________,5 and shall expire on June 1, 2002, for the A Options and September 13, 2003 for the B Options, except that:

          (a) In the Event of Retirement. If the Optionee's employment terminates by reason of his retirement (other than retirement for permanent and total disability as defined in Section 105(d)(4) of the Internal Revenue Code) pursuant to the terms of a pension or retirement plan, an Option may thereafter be exercised to the extent it was exercisable at the time of such retirement but may not be exercised after the expiration of the period of three years from the date of such termination of employment or of the stated period of the Option, whichever period is the shorter; provided, however, that if the Optionee dies within three years after such termination of employment, any unexercised portion of an Option, to the extent to which it was exercisable at the time of the Optionee's death may thereafter be exercised by the legal representative of the estate or by the legatee of the Option under a last will for a period of twelve months from the date of the Optionee's death or until the expiration of the stated period of the Option, whichever period is shorter.

          (b) In the Event of Disability. If the Optionee's employment terminates by reason of permanent and total disability (as defined in Section 105(d)(4) of the Internal Revenue Code), an Option may thereafter be exercised in full but an A Option may not be exercised after the expiration of the period of twelve months from the date of such termination of employment or of the stated period of the Option, whichever period is the shorter and a B Option may not be exercised after the expiration of the period of thirty-six months from the date of such termination of employment or of the stated period of the Option, whichever period is shorter; provided, however, that if the Optionee dies within twelve months after such termination of employment, any unexercised portion of an Option, to the extent to which it was

- --------
3      $10.00
       --------------
       Exchange Ratio

4      $9.00
       --------------
       Exchange Ratio

5      Effective Time
exercisable at the time of the Optionee's death may thereafter be exercised by the legal representative of the estate or by the legatee of the Optionee under a last will for a period of twelve months from the date of the Optionee's death or until the expiration of the stated period of the Option, whichever period is the shorter.

          (c) In the Event of Death. If the Optionee's employment terminates by reason of the Optionee's death, an Option may thereafter be exercised in full by the legal representative of the estate or by the legatee of the Optionee under a last will, but may not be exercised after expiration of a period of twelve months from the date of the Optionee's death or of the stated period of the Option, whichever period is the shorter.

          (d) Other Termination. If the Optionee's employment terminates for any reason other than death, retirement or such permanent and total disability, the A Option shall thereupon immediately terminate and the B Option shall terminate upon the earlier to occur of the expiration of the Option term or thirty (30) days after the termination of Optionee's employment.


     4.   RESTRICTIONS ON OPTION EXERCISE

          In no event may any Option be exercised, in whole or in part:

          (a) after the expiration of its terms;

          (b) if exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation.


     5.   NONTRANSFERABLE OPTION

          During the Optionee's lifetime the Options may be exercised only by the Optionee, or by his duly appointed legal guardian in the event of the legal disability of the Optionee. The Options may not be assigned, transferred, alienated, pledged, encumbered or subject to a lien in any manner otherwise than by will or the laws of descent and distribution.


     6.   NOTICE OF EXERCISE AND PAYMENT FOR OPTIONED SHARES

          (a) An Option may be exercised by delivering to the Secretary of the Committee of the Board of Directors administering the Option (the "Committee") a completed Option exercise form, copies of which may be obtained from the Committee, stating the number of optioned shares for which the Option is being exercised and accompanied by the total Option price therefor (including any applicable taxes). Payment of the Option price shall be made as follows: in cash or by certified check payable to the Company in U.S. funds.

          (b) An Option may not be exercised for less than 50 optioned shares or the full number of optioned shares for which the Option is then exercisable, whichever amount is less. The Optionee shall not have any rights to dividends or other rights of a shareholder with respect to the optioned shares, except for optioned shares for which he has exercised his Option, and paid the Option price.


     7.   ADJUSTMENTS

          In the event of any change in the outstanding Common Stock of Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by Company of all or part of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, the number or kind of shares subject to, and the option price per share hereunder, shall be automatically adjusted so that the proportionate interest of the Optionee shall be maintained as before the occurrence of such event; such adjustment in this Option shall be made without change in the total option exercise price applicable to the unexercised portion of this Option and with a corresponding adjustment in the exercise price per share, and such adjustment shall be conclusive and binding on the Optionee.

     8.   OPTION RECEIPT

          The Options are granted as an incentive for employment. The Optionee acknowledges receipt of a copy of the Option, confirms that he has reviewed the terms and conditions of the Option.



                                                 HUBCO, INC.



                                                 By: __________________________





Accepted and agreed to as of the date of grant.



- ------------------------------

                                EXHIBIT 5.15(A)

                                 SEVERANCE PLAN
                            FOR FORMER EMPLOYEES OF
                              URBAN NATIONAL BANK


     Bank will offer the following severance benefits to persons whose employment is terminated except if such employment is terminated for good reason: Two weeks pay for each year in the aggregate of employment with a minimum of four weeks pay and a maximum of twenty-four weeks pay. Good reason for termination of employment means: (1) death of employee; (ii) retirement of employee under Bank's retirement plan; (iii) physical or mental disability of employee; (iv) failure by employee to perform employee's duties at Bank substantially in accordance with Bank's prevailing standards after employee is given written notice by Bank of deficiencies and an opportunity to cure deficiencies; (v) conviction of employee for a crime involving moral turpitude; or (vi) the issuance of an order by any regulatory authority having jurisdiction of employee, Holding Company or Bank ordering such employee's employment terminated or suspended.

                                                                 EXHIBIT 5.15(a)

                              EMPLOYMENT AGREEMENT



     AGREEMENT dated as of the _________ day of ________, 1995 (the "Commencement Date") by and between HUBCO, Inc., a New Jersey corporation (the "Company"), and ROBERT F. MANGANO, URBAN NATIONAL BANK, 11 Sutton Way, Washington Township, New Jersey 07675 ("Employee");

     WHEREAS, Employee is an executive with experience in the banking business; and

     WHEREAS, the Company desires to employ Employee as Employee of Hudson United Bank ("Bank") and Employee is desirous of and wishes to enter into such an employment arrangement, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, it is agreed as follows:

1. DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings set forth below:

     1.1 "Affiliate" shall mean a corporation which, directly or indirectly, controls, is controlled by or is under common control with the Company, and for purposes hereof, "control" shall mean the ownership of 20% or more of the Voting Stock of the corporation in question.

     1.2 "Basic Salary" shall have the meaning assigned to it in Section 5 of this Agreement.

     1.3 "Board" shall mean the Board of Directors of the Company or the Bank as duly constituted from time to time.

     1.4 "Cause" shall mean:

          (a) The conviction of Employee for a felony, or the willful commission by Employee of a criminal or other act that in the judgment of the Board causes or will probably cause substantial economic damage to the Company or a Subsidiary or substantial injury to the business reputation of the Company or a Subsidiary;

          (b) The commission by Employee of an act of fraud in the performance of such Employee's duties on behalf of the Company or a Subsidiary;

          (c) The continuing willful failure of Employee to perform the duties of such Employee to the Company or a Subsidiary (other than any such failure resulting from Employee's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to Employee by the Board; or

          (d) The order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination or suspension of Employee's employment.

          For purposes of this subparagraph, no act, or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Company or a Subsidiary.

     1.5 "Change of Control" with respect to the Company shall mean (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a person engaging in a transaction of the type described in clause
(iii) of this subsection but which does not constitute a change in control under such clause, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (i) or (iii) of this Subsection) whose election by the Board or nomination for election by the Company shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the shareholders of the Company approve or, if no shareholder approval is required or obtained, the Company or a Subsidiary completes a merger, consolidation or similar transaction of the Company or a Subsidiary with or into any other corporation, or a binding share exchange involving the Company's securities, other than any such transaction which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such transaction, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

     1.6 "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules, regulations and interpretations issued thereunder.

     1.7 "Commencement Date" shall be _________, 1995.

     1.8 "Confidential Information" shall include, without limitation by reason of specification, any information, including, without limitation, trade secrets, vendor and customer lists, pricing policies, operational methods, methods of doing business, technical processes, formulae, designs and design projects, inventions, research projects, strategic plans, product information, production know-how and other business affairs of the Company or its Affiliates, which (i) is or are designed to be used in or are or may be useful in connection with the business of the Company, any Subsidiary or any Affiliate of any thereof, or which, in the case of any of these entities, results from any of the research or development activities of any such entity, which (ii) is private or confidential in that it is not generally known or available to the public, except as the result of unauthorized disclosure by or information supplied by Employee, or (iii) which gives the Company or a Subsidiary or any Affiliate an opportunity or the possibility of obtaining an advantage over competitors who may not know or use such information or who are not lawfully permitted to use the same.

     1.09 "Date of Termination" shall have the meaning assigned to it in Section 6.

     1.10 "Disability" shall mean the inability of Employee to perform Employee's duties of employment for the Bank, if, pursuant to the terms of this Agreement as hereinafter provided, because of physical or mental disability, where such disability shall have existed for a period of more than 90 consecutive days or an aggregate of 120 days in any 365 day period, and Employee is entitled to receive long term disability payments under a long term disability plan of the Company or any Subsidiary which employs Employee. The fact of whether or not a Disability exists hereunder shall be determined by appropriate medical experts selected by the Board. The existence of a Disability means that, Employee's mental and/or physical condition substantially interferes with Employee's performance of his duties for the Company, and/or its Subsidiaries as specified in this Agreement.

     1.11 "Employment Year" shall mean each twelve-month period, or part thereof, during which Employee is employed hereunder, commencing on the Commencement Date and on the same day of any subsequent calendar year, the first such subsequent Employment Year being the twelve-month period which will begin on the first anniversary of the Commencement Date.

     1.12 "Good Reason" shall have the meaning assigned to that term in Section 7.5.

     1.13 "Notice of Termination" shall have the meaning assigned to that term in Section 7.6.

     1.14 "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     1.15 "Retirement" shall mean that Employee shall have reached age 65 and shall retire under the Company's or a Subsidiary's retirement plans (if any) applicable to him or any earlier actual voluntary retirement by Employee from his employment with the Company and its Subsidiaries.

     1.16 "Subsidiary" shall mean a corporation of which more than 50% of the Voting Stock is owned, directly or indirectly, by the Company.

     1.17 "Term" shall mean the term of employment of Employee under this Agreement.

     1.18 "Voting Stock" shall mean capital stock of a corporation which gives the holder the right to vote in the election of directors for such corporation in the ordinary course of business and not as the result of, or contingent upon, the happening of any event.

     Wherever from the context it appears appropriate, each word or phrase stated in either the singular or the plural shall include the singular and the plural, and each pronoun stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

2. EMPLOYMENT AND DUTIES OF EMPLOYEE

     2.1 Employment; Title; Duties. The Company hereby employs Employee, and Employee hereby accepts appointment as Executive Vice President of the Bank. The principal duty of Employee shall be to perform those services set forth on Exhibit A attached hereto and incorporated herein, and to render services as are necessary and desirable to protect and advance the best interests of the Company and its Subsidiaries, acting, in all instances, in accordance with the policies set by the Board. Without further compensation, Employee agrees to serve (if requested to do so) as an officer and/or director of any Subsidiary.

     Employee shall report to and be under the supervision of the chief executive officer and chief operating officer of Bank, as well as such other officers whom the Board shall from time to time appoint (the "Senior Officers").

     2.2 Performance of Duties. Employee shall devote substantially all his full working time and efforts to the performance of his duties as an executive of the Bank and to the performance of such other duties as are assigned him from time-to-time by the Board or a Senior Officer. During the Term, Employee shall not engage in or become employed, directly or indirectly, in a business which competes with the business of the Company and its Subsidiaries, without the prior written consent of the Board, nor shall he act as a consultant to or provide any services to, whether on a remunerative basis or otherwise, the commercial or professional business of any other Person which competes with the Business of the Company and its Subsidiaries, without such written consent, which, in both instances, may be given or withheld by the Board in its absolute discretion.

3. TERM OF EMPLOYMENT

     The employment of Employee pursuant to this Agreement shall commence as of the Commencement Date and end three years thereafter, unless sooner terminated pursuant to Section 7 of this Agreement.


4. COMPENSATION AND BENEFITS

     The Company and/or its Subsidiaries shall pay Employee as compensation for all of the services to be rendered by him hereunder during the Term, and in consideration of the various restrictions imposed upon Employee during the Term and the Restricted Period, and otherwise under this Agreement, the Basic Salary and other benefits as provided for and determined pursuant to Sections 5 to 7, inclusive, of this Agreement.

5. BASIC SALARY/BONUS

     5.1 The Company shall pay or cause Bank to pay Employee, as compensation for all of the services to be rendered by him hereunder during each Employment Year, a salary of $175,000 per Employment Year (as may be adjusted upward by the Board from time to time) (the "Basic Salary"), payable in substantially equal weekly, bi-weekly, semi-monthly or monthly payments to be determined consistent with pay practices of Bank, less such deductions or amounts as are required to be deducted or withheld by applicable laws or regulations, deductions for employee contributions to welfare benefits provided by the Company or a Subsidiary to Employee and less such other deductions or amounts, if any, as are authorized by Employee. The Basic Salary shall be prorated for the month in which employment by the Company or a Subsidiary commences or terminates, and for any Employment Year which is less than 12 months in duration. The Basic Salary may be increased from time-to-time by the Board and once increased, shall not thereafter be reduced.

     5.2 Employee will participate in any bonus programs of the Bank for its executive officers, whether currently existing or hereinafter established.

6. ADDITIONAL BENEFITS AND REIMBURSEMENT FOR EXPENSES

     6.1 Additional Benefits. The Company shall provide the following additional benefits to Employee during the Term:

          (i) participation on an equitable basis in any employee benefit plans established for senior management employees of the Company and Bank.

          (ii) four (4) weeks vacation with pay in each Employment Year. Employee shall also be entitled to all holiday privileges approved by the Board during the Term.

          (iii) participation by Employee in such stock-based compensation programs for senior management of the Company and Bank as shall currently exist or hereinafter be established.

          (iv) the lease or financing by the Company or Bank for use by Employee of a late model automobile, including payments by the Company of insurance and other expenses thereof which shall be paid by the Company in addition to the lease payment.

          (v) payment of annual country club dues at Hackensack Golf Club.


     6.2 Reimbursement for Expenses. The Company or Bank shall pay or reimburse Employee for all reasonable expenses actually incurred or paid by him during the Term in the performance of his services under this Agreement, upon presentation of such bills, expense statements, vouchers or such other supporting information as the Board may reasonably require. In the event the Company requires Employee to travel on business during the Term, Employee shall be reimbursed for any travel expenses in accordance with this Section 6.2.


7. TERMINATION OF EMPLOYMENT

     7.1 Death. If Employee dies during the Term, on the date of his death this Agreement shall terminate.

     7.2 Disability. If, during the Term, Employee has a Disability, the Company may, at any time after Employee has a

Disability, terminate Employee's employment by written notice to him.

     7.3 Retirement. The Agreement will be terminated by Employee's Retirement at the date of such Retirement.

     7.4 Termination for Cause. The Company may terminate Employee's employment hereunder for Cause at any time by written notice given to Employee by the Board.

     7.5 Good Reason Termination of Employment by Employee. Employee may terminate his employment hereunder at any time for Good Reason by providing written notice to the Company. Good Reason shall mean:

          (a) (i) The assignment by the Company to Employee of duties without Employee's express written consent, which (x) are materially diminished from or require travel significantly more time consuming or extensive than Employee's duties or business travel obligations at the Commencement Date, or (y) result, in either a significant reduction in Employee's authority and responsibility as a senior corporate executive of Bank when compared to the highest level of authority and responsibility assigned to Employee, or (ii) without Employee's express written consent, the removal of Employee from, or any failure to reappoint or reelect Employee to, the highest title held by Employee with Company or Bank during the term of this Agreement, except in connection with a termination of Employee's employment by the Company for Cause, or by reason of Employee's death, Disability or Retirement;

          (b) A reduction by the Company of Employee's Basic Salary or non-payment of Basic Salary when due;

          (c) The Company's requiring Employee to be based anywhere other than northern New Jersey except for required travel on the Company's or a Subsidiary's business to an extent substantially consistent with Employee's present business travel obligations, or in the event of any relocation of Employee with the Employee's express written consent, the failure by the Company or a Subsidiary to pay (or reimburse Employee for) all reasonable moving expenses of Employee relating to a change of principal residence in connection with such relocation and to indemnify Employee against any loss realized in the sale of Employee's principal residence in connection with any such change of residence, all to the effect that Employee shall incur no loss upon such sale on an after tax basis;

          (d) The failure by the Company or a Subsidiary to continue to provide Employee with substantially the same welfare benefits (which for purposes of this Agreement shall mean benefits under all welfare plans as that term is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended), and perquisites, including participation on a comparable basis in the Company's or a Subsidiary's retirement plans, stock based compensation, and other plans in which executives of the Company or a Subsidiary of comparable title and salary participate, or with a package of welfare benefits and perquisites, that, although any one or more of such benefits or perquisites may vary from those available to other executives of

Company of Subsidiary of comparable title and salary, is substantially comparable in all material respects to such welfare benefits and perquisites; or

          (e) The failure of the Company to obtain the express written assumption of and agreement to perform this Agreement by any successor as contemplated in Section 13 hereof; or

          (f) A Change of Control shall occur.

     7.6 Notice of Termination. Any purported termination of employment by the Company or a Subsidiary by reason of Employee's Disability or for Cause, or by Employee for Good Reason shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice given by Employee or the Company or a Subsidiary, as the case may be, which shall indicate the specific basis for termination and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for determination of any payments under this Agreement. Employee shall not be entitled to give a Notice of Termination that Employee is terminating his employment with the Company or a Subsidiary for Good Reason, based upon subsection 7.5(a) after a Change of Control, more than six
(6) months following the occurrence of the event alleged to constitute Good Reason.

     7.7 Date of Termination. For purposes of this Agreement, "Date of Termination" shall mean the date of termination of employment specified in the Notice of Termination, which shall not be more than ninety (90) days after such Notice of Termination is given; provided, however, that in the event such

Notice of Termination is for Cause involving activities set forth in Section 1.4(a), (b) or (d) hereof, the Date of Termination shall be immediately upon delivery of the Notice of Termination to Employee. If within thirty (30) days after any Notice of Termination is given, the party who receives such Notice of Termination notifies the other party that a Dispute exists (a "Notice of Dispute"), the Date of Termination shall be the date on which the Dispute is finally determined, either by mutual written agreement of the parties, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); provided that the Date of Termination shall be extended by a Notice of Dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such Dispute with reasonable diligence and provided further that pending the resolution of any such Dispute, the Company or a Subsidiary shall continue to pay Employee the same Basic Salary and to provide Employee with the same or substantially comparable medical, dental and life insurance benefits that Employee was paid or received. The Company may immediately cease all other welfare benefits and perquisites, including participation in the Company's or a Subsidiary's retirement plans, profit sharing plans, stock option plans and stock award plans. Should a Dispute ultimately be determined in favor of the Company or a Subsidiary, then all sums (net of tax withholdings by the Company or a Subsidiary from such sums) paid by the Company or a Subsidiary to Employee from the Date of

Termination specified in the Notice of Termination until final resolution of the Dispute pursuant to this paragraph shall be repaid promptly by Employee to the Company or a Subsidiary, with interest at 70% of the prime rate charged from time to time by the Bank. Employee shall not be obligated to pay to the Company or a Subsidiary the cost of providing Employee with welfare benefits for such period unless the final judgment, order or decree of a court or other body resolving the Dispute determines that Employee acted in bad faith in giving a Notice of Dispute. Should a Dispute ultimately be determined in favor of Employee, then Employee shall be entitled to retain all sums paid to Employee under this subparagraph pending resolution of the Dispute and shall be entitled to receive, in addition, the payments and other benefits provided for in Section
7.8 to the extent not previously paid hereunder and the payment of Employee's reasonable legal fees incurred as a result of such Dispute upon submission to the Company of a detailed statement of fees from Employee's attorneys.

     7.8 Payments on Termination. (i) Upon termination of employment of Employee by the Company other than by reason of Employee's death, Disability, Retirement or for Cause, or (ii) if the Employee shall terminate his employment for Good Reason, then:

          (a) The Company or a Subsidiary will pay to Employee as compensation for services rendered, (subject to any applicable payroll or other taxes required to be withheld), one-twelfth (1/12) of the Basic Salary of Employee payable monthly for a period covering thirty-six months reduced by the number of months elapsing since the Commencement Date, but not less than twenty-four months.

          (b) Employee will be entitled to receive "Special Retirement Benefits" as provided herein, so that the total retirement benefits Employee receives from the Company will approximate the total retirement benefits Employee would have received under all retirement plans (which shall not include severance plans) and other employment contracts of the Company and its Subsidiaries in which Employee participates were Employee fully vested under such retirement plans and entitled to all benefits payable under such other employment contracts as if Employee continued in the employ of the Company or a Subsidiary for thirty-six months in the absence of early termination or until his Retirement, if earlier (provided that such additional period shall be inclusive of and shall not be in addition to any period of service credited under any severance plan of the Company or a Subsidiary). The benefits specified in this subparagraph will include all ancillary benefits, such as early retirement and survivor rights and benefits available at retirement. The amount payable to Employee or his beneficiaries under this subparagraph shall equal the excess of (1) the benefits that would be paid to Employee or his beneficiaries, under all retirement plans and other employment contracts of the Company and its Subsidiaries in which Employee participates if (A) Employee were fully vested under such plans and entitled to all benefits payable under such other employment contracts, (B) thirty-six months, in the absence of early termination (or the period until his Retirement, if less) were added to his credited service under such plans and contracts, (C) such plans were not amended after the Notice of Termination in a way that adversely affects Employee, and (D) Employee's highest average annual compensation as defined under such retirement plans and other employment contracts were calculated as if Employee had been employed by the Company or a Subsidiary for thirty-six months in the absence of early termination (or the period until his Retirement, if earlier) and had Employee's salary been included in compensation for purposes of such retirement plans and other employment contracts (if applicable) during such period been equal to Employee's Basic Salary; over (2) the benefits that are payable to Employee or his beneficiaries under all retirement plans and other employment contracts of the Company and its Subsidiaries in which Employee participates. These Special Retirement Benefits are provided on an unfunded basis, are not intended to meet the qualification requirements of Section 401 of the Code and shall be payable solely from the general assets of the Company. These Special Retirement Benefits shall be payable at the times and in the manner provided in the applicable retirement plans and other employment contracts to which they relate.

          (c) To the extent an excise tax under section 4999 of the Code is imposed on compensation of the Employee because of the difference between the actual taxable compensation of the Employee and the deemed compensation, the Company shall pay to the Employee an amount of money equal to the amount of such section 4999 excise tax plus an amount of money to cover all of the increase in federal, state and local income and excise taxes generated by this payment so as to make the Employee whole for such excise tax (the "gross-up"). The gross-up shall be calculated by the formula (0.2(P-B))/(0.8-R) in which P is the total initial taxable payment under subsection 7.8 of this Agreement, B is the "base amount" under section 280G of the Code, and R is the aggregate effective income tax rate taking into account the highest applicable federal, state and local income tax rates.

     7.9 Termination by the Company for Cause. In the event of the termination of Employee's employment by the Company or Bank for Cause, Employee or his estate or beneficiary, as the case may be, shall receive his Basic Salary to the Date of Termination and no other amount except as required by law or by the terms of employee welfare plans in which Employee was a participant.

     7.10 Termination by Death, Retirement or Disability. In the event of the termination of Employee's employment by Retirement, Death or Disability, Employee or his estate or beneficiary, as the case may be, shall receive his Basic Salary through the Date of Termination, to the extent then unpaid and a Bonus to the extent then unpaid where the Date of Termination occurs after the period with respect of which the Bonus is to be paid has expired, and in the event the Date of Termination occurs during a period with respect to which a Bonus is to be paid, the Bonus which is budgeted for such period on a pro rata basis, based upon the period of Employee's service hereunder during the Bonus measurement period prior to the Date of Termination and the Bonus measurement period. In the event of termination upon Retirement, Death or Disability of Employee, all benefits provided in Section 6 shall be terminated on the Date of Termination, except that employee welfare benefits shall continue, or be discontinued, in accordance with their terms, and Employee shall also be reimbursed for expenses in accordance with Section 6.2 properly incurred prior to the Date of Termination and then remaining unpaid by the Company.

8. CONFIDENTIAL INFORMATION AND PROPRIETARY INTERESTS

     8.1 Acknowledgement of Confidentiality. Employee understands and acknowledges that he may obtain Confidential Information during the course of his employment by the Company and Bank. Employee further acknowledges that the services to be rendered by him are of a special, unique and extraordinary character and that, in connection with such services, he will have access to Confidential Information vital to the Company's and Affiliates' business. Accordingly, Employee agrees that he shall not, either during the Term or at any time within one year after the Date of Termination, (i) use or disclose any such Confidential Information outside the Company and Affiliates; or (ii), except as required in the proper performance of his services hereunder, remove or aid in the removal from the premises of the Company or any Affiliate, of any Confidential Information or any property or material relating thereto.

     The foregoing confidentiality provisions shall cease to be applicable to any Confidential Information which becomes generally available to the public (except by reason of or as a consequence of a breach by Employee of his obligations under this Section 8).

     In the event Employee is required by law or a court order to disclose any such Confidential Information, he shall promptly notify the Company of such requirement and provide the Company with a copy of any court order or of any law which in his opinion requires such disclosure and, if the Company so elects, permit the Company an adequate opportunity, at its own expense, to contest such law or court order.

     8.2 Delivery of Material. Employee shall promptly, and without charge, deliver to the Company on the termination of his employment hereunder, or at any other time the Company may so request, all memoranda, notes, records, reports, manuals, computer disks, videotapes, drawings, blueprints and other documents (and all copies thereof) relating to the business of the Company and the Affiliates, and all property associated therewith, which he may then possess or have under his control.

9. DISPUTES AND REMEDIES

     9.1 Injunctive Relief. If Employee commits a breach, or threatens to commit a breach, of any of the provisions of Section 8, the Company shall have the following rights and remedies (each of which shall be independent of the other, and shall be severally enforceable, and all of which shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity):

          (i) the right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged by Employee that any such breach or threatened breach will or may cause irreparable injury to the Company and that money damages will or may not provide an adequate remedy to the Company; and

          (ii) the right and remedy to require Employee to account for and pay over to the Company all compensation, profits, monies, increments, things of value or other benefits, derived or received by Employee as the result of any acts or transactions constituting a breach of any of the provisions of Section 8 of this Agreement, and Employee hereby agrees to account for and pay over all such compensation, profits, monies, increments, things of value or other benefits to the Company.

     9.2 Partial Enforceability. If any provision contained in Section 8, or any part thereof, is construed to be invalid or unenforceable, the same shall not affect the remainder of Employee's agreements, covenants and undertakings, or the other restrictions which he has accepted, in Section 8, and the remaining such agreements, covenants, undertakings and restrictions shall be given the fullest possible effect, without regard to the invalid parts.

     9.3 Intention of Parties. It is distinctly understood and agreed that the confidentiality, proprietary right, and restrictive covenant provisions of this Agreement have been accepted, and agreed to by Employee in contemplation of this Agreement. It is therefore the specific intention of the parties, any general considerations of public policy to the contrary notwithstanding, that the provisions of Section 8 of this Agreement shall be enforced as written and to the fullest extent possible.

     9.4 Adjustment of Restrictions. Despite the prior provisions of this
Section 9, if any covenant or agreement contained in Section 8, or any part thereof, is held by any court of competent jurisdiction to be unenforceable because of the duration of such provision, the court making such determination shall have the power to reduce the duration of such provision and, in its reduced form, such provision shall be enforceable.

     9.5 Attorneys Fees and Expenses. In the event that any action, suit or other proceeding at law or in equity is brought to enforce the provisions of this Agreement, or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of Employee, then all reasonable expenses, including but not limited to, reasonable attorney's fees and disbursements (including those incurred on appeal) of Employee in such action, suit or other proceeding shall (on demand of Employee) forthwith be paid by the Company.

10. SURVIVAL

     The provisions of Sections 7, 8 and 9 and this Section 10 shall survive termination of this Agreement and remain enforceable according to their terms.

11. SEVERABILITY

     The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provisions hereof.

12. NOTICES

     All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be deemed duly given if made in writing and delivered personally or mailed by postage prepaid certified or registered mail, return receipt requested, accompanied by a second copy sent by ordinary mail, which notices shall be addressed as follows:

                If to the Company:

                HUBCO, Inc.
                1000 MacArthur Boulevard
                Mahwah, NJ 07430
                Attn:  Chairman of the Compensation
                       Committee

                If to Employee:

                Robert F. Mangano
                11 Sutton Way
                Washington Township, NJ 07675


     By notifying the other parties in writing, given as aforesaid, any party may from time-to-time change its address or the name of any person to whose attention notice is to be given, or may add another person, to whose attention notice is to be given, in connection with notice to any party.


13. ASSIGNMENT AND SUCCESSORS

     Neither this Agreement nor any of his rights or duties hereunder may be assigned or delegated by Employee. This Agreement is not assignable by the Company except to any successor in interest which takes over all or substantially all of the business of the Company, as it is conducted at the time of such assignment. Any corporation into or with which the Company is merged or consolidated or which takes over all or substantially all of the business of the Company shall be deemed to be a successor of the Company for purposes hereof. This Agreement shall be binding upon and, except as aforesaid, shall inure to the benefit of the parties and their respective successors and permitted assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

14. ENTIRE AGREEMENT, WAIVER AND OTHER

     14.1 Integration. This Agreement contains the entire agreement of the parties hereto on its subject matter and supersedes all previous agreements between the parties hereto, written or oral, express or implied, covering the subject matter hereof. No representations, inducements, promises or agreements, oral or otherwise, not embodied herein, shall be of any force or effect.

     14.2 No Waiver. No waiver or modification of any of the provisions of this Agreement shall be valid unless in writing and signed by or on behalf of the party granting such waiver or modification. No waiver by any party of any breach or default hereunder shall be deemed a waiver of any repetition of such breach or default or shall be deemed a waiver of any other breach or default, nor shall it in any way affect any of the other terms or conditions of this Agreement or the enforceability thereof. No failure of the Company to exercise any power given it hereunder or to insist upon strict compliance by Employee with any obligation hereunder, and no custom or practice at variance with the terms hereof, shall constitute a waiver of the right of the Company to demand strict compliance with the terms hereof.

     Employee shall not have the right to sign any waiver or modification of any provisions of this Agreement on behalf of the Company, nor shall any action taken by Employee reduce his obligations under this Agreement.

     This Agreement may not be supplemented or rescinded except by instrument in writing signed by all of the parties hereto after the Commencement Date. Neither this Agreement nor any of the rights of any of the parties hereunder may be terminated except as provided herein.

     14.3 Obligations of Company. All amounts payable by the Company hereunder shall be paid without notice or demand. Except as expressly provided herein, the Company waives all rights which it may now have or may hereafter have conferred upon it, by statute or otherwise, to terminate, cancel or rescind this

Agreement in whole or in part. Unless Employee is terminated for Cause, the Company's obligation to pay Employee the compensation and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Company or any of its Subsidiaries may have against Employee or anyone else; provided, however, that the foregoing shall not apply to any personal obligations owed Company by Employee not in connection with Employee's employment with Company. By way of example, and not as a limitation, the limitation provided in the foregoing sentence shall not prohibit Company from setting off any amounts owed Company by Employee pursuant to any personal or mortgage loan, overdraft, or any other banking transaction. Employee shall not be required to mitigate the amount of any payment or other benefit provided for in this Agreement by seeking other employment or otherwise.

     14.4 Rights of Beneficiaries of Employee. If Employee should die while any amounts would still be payable to Employee hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or, if there be no such designee, to the Employee's estate.

15. GOVERNING LAW

     This Agreement shall be governed by and construed, and the rights and obligations of the parties hereto enforced, in accordance with the laws of the State of New Jersey.

16. HEADINGS

     The Section and Subsection headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above, which shall be deemed to be the Commencement Date.


                                             HUBCO, INC.



                                          By:_____________________________
                                             KENNETH T. NEILSON,
                                             President and Chief Executive
                                               Officer




                                             _____________________________
                                             ROBERT F. MANGANO

                                   EXHIBIT A


     The principal duty of Employee as Executive Vice President of Bank shall be to perform the services set out below:

     A.

                                  EXHIBIT 5.18


                              ______________, 1995



HUBCO, Inc.




Gentlemen:

     I am delivering this letter to you in connection with the proposed merger (the "Merger") of Urban National Bank, a national banking association, ("Urban") with and into Hudson United Bank, a New Jersey chartered commercial bank ("Bank"), pursuant to the Agreement and Plan of Merger dated as of ______________, 1995 (the "Agreement") among Urban, HUBCO, Inc., a New Jersey corporation ("Holding Company") and Bank. I currently own shares of Urban's common stock, par value $1.25 per share ("Urban Common Stock"). As a result of the Merger, I will receive shares of Holding Company's common stock, without par value ("Holding Company Securities") in exchange for my Urban Common Stock. In addition, to the extent I own options to acquire Urban Common Stock, those options will be converted in the Merger into options to acquire Holding Company Securities.

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Urban, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Regulations") promulgated under the Securities Act of 1933, as amended (the "Act") by the Securities and Exchange Commission (the "Commission") and as the term "affiliate" is used for purposes of the Commission's rules and regulations applicable to the determination of whether a merger can be accounted for as a "pooling of interests" as specified in the Commission's Codification of Financial Reporting Policies, Section 201.01, as interpreted by the staff of the Commission, including Staff Accounting Bulletins Nos. 65 and 76.

     I represent to, and covenant with Holding Company that:

     A. Transfer Restrictions Prior to Merger Consummation. During the period beginning on the date hereof and ending 30 days prior to the consummation of the Merger, I shall not sell, transfer or otherwise dispose of ("transfer") any Urban Common Stock owned directly or indirectly by me, without notifying Holding Company in advance of the proposed transfer and giving Holding Company a reasonable opportunity to object to the transfer before it is consummated. Only if Holding Company is advised in writing by its independent public accountants that such sale could jeopardize, or is likely to jeopardize, "pooling of interests" accounting treatment of the Merger, may Holding Company instruct me not to make or permit the transfer. In such event, Holding Company will provide me with a letter from its independent public accountant as to the reasons why such transfer of any Urban Common Stock is being denied. I shall abide by any such instructions. However, Holding Company undertakes to take all reasonable measures to avoid restricting transfers of Urban Common Stock during this period.

     B. Post-Consummation Transfer Restrictions. During the period beginning 30 days prior to the consummation of the Merger and ending immediately after financial results covering at least 30 days of post Merger combined operations have been published by Holding Company by means of the filing of a Form 10-Q or Form 8-K under the Securities Exchange act of 1934, the issuance which satisfies the requirements of Section 201.01, I shall not transfer any Urban Common Stock owned directly or indirectly by me, unless such transfers are approved by Holding Company, which approval will not be withheld if such transfers are de minimis (as provided in Topic 2, Section E of Staff Accounting Bulletins of the Commission) or unreasonably withheld in any other circumstances where Holding Company's independent public accountants believe such transfer would not jeopardize the "pooling of interests" treatment accorded the Merger.

     C. Need for Registration or Exemption in Connection with Transfers. I have been advised that the issuance of Holding Company Securities to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since I may be deemed to be an affiliate of Urban at the time the Merger is submitted for a vote of Urban's stockholders, any transfer by me of Holding Company Securities is restricted under Rule 145 promulgated by the Commission under the Act. I may not transfer Holding Company Securities unless
(i) such transfer is registered under the Act, (ii) such transfer is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Holding Company or a no-action letter from the staff of the Commission, such transfer is otherwise exempt form registration under the Act.

     D. Stop Transfer Instructions; Legend on Certificates. I also understand that stop transfer instructions will be given to Holding Company's transfer agents with respect to the Holding Company Securities and that there will be placed on the certificates of the Holding Company Securities issued to me, or any substitutions therefor, a legend stating in substance:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AGREEMENT DATED _________, 1994 BETWEEN THE REGISTERED HOLDER HEREOF AND HOLDING COMPANY, A COPY OF WHICH IS AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF HOLDING COMPANY."

     Holding Company agrees to take all reasonable measures to allow me to avail myself of the resale provisions contained in Rule 145(d), including providing information with respect to Holding Company as provided in Rule 144(c).

     E. Consultation with Counsel. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer Holding Company Securities to the extent I felt necessary with my counsel or counsel for Bank.

     Execution of this letter is not an admission on my part that I am an "affiliate" of Urban as described in the second paragraph of this letter, or a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter. This letter shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                                         Very truly yours,



                                         _____________________________
                                         Name:


Accepted this ____ day of
_______________, 1995 by

HUBCO, INC.



By:________________________
   Name:
   Title:

                                EXHIBIT 5.18(a)



                              _____________, 1995


HUBCO, Inc.
- ----------------------
- ----------------------
Gentlemen:

     I am delivering this letter to you in connection with the proposed merger (the "Merger") of Urban National Bank, a national banking association ("Urban") with and into Hudson United Bank, a New Jersey chartered commercial bank ("Bank"), pursuant to the Agreement and Plan of Merger dated as of _______________, 1995 (the "Agreement") by and among Urban, Bank and HUBCO, Inc. ("Holding Company"). I currently own securities issued by Holding Company ("Holding Company Securities").

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Holding Company, as the term "affiliate" is used for purposes of the Commission's rules and regulations applicable to the determination of whether a merger can be accounted for as a "pooling of interests" as specified in the commission's Codification of Financial Reporting Policies Section 201.01, as interpreted by the staff of the Commission, including Staff Accounting Bulletins Nos. 65 and 76

     I represent to and covenant with Holding Company that:

     A. Transfer Restrictions Prior to Merger Consummation. During the period beginning on the date hereof and ending 30 days prior to the consummation of the Merger, I shall not sell, transfer or otherwise dispose of ("transfer") any Holding Company Securities owned directly or indirectly by me, without notifying Holding Company in advance of the proposed transfer and giving Holding Company a reasonable opportunity to object to the transfer before it is consummated. Only if Holding Company is advised in writing by its independent public accountants that such sale could jeopardize, or is likely to jeopardize "pooling of interests" accounting treatment of the

Merger, may Holding Company instruct me not to make or permit the transfer. In such event, Holding Company will provide me with a letter from its independent public accountant as to the reasons why such transfer of any Holding Company Securities is being denied. I shall abide by any such instructions. However, Holding Company undertakes to take all reasonable measures to avoid restricting transfers of Holding Company Securities during this period.


     B. Post-Consummation Transfer Restrictions. During the period beginning 30 days prior to the consummation of the Merger and ending immediately after financial results covering at least 30 days of post Merger combined operations have been published by Holding Company by means of the filing of a Form 10-Q or Form 8-K under the Securities Exchange Act of 1934, the issuance of a quarterly earnings report, or any other public issuance which satisfies the requirements of Section 201.01, I shall not transfer any Holding Company Securities owned directly or indirectly by me, unless such transfers are approved by Holding Company, which approval will not be withheld if such transfers are de minimus (as provided in Topic 2, Section E of Staff Accounting Bulletins of the Commission) or unreasonably withheld in any other circumstances where Holding Company's independent public accountants believe such transfer would not jeopardize the "pooling of interests" treatment accorded the Merger.


     C. Stop Transfer Instructions; Legend on Certificates. I also understand that stop transfer instructions will be given to Holding Company's transfer agent with respect to the Holding Company Securities owned directly or indirectly by me during the periods referred to in paragraphs A and B above.


     D. Consultation with Counsel. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer Holding Company Securities to the extent I felt necessary with my counsel or counsel for Holding Company.

     Execution of this letter is not an admission on my part that I am "affiliate" of Holding Company as described in the second paragraph of this letter, or a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter. This letter shall terminate concurrently with any termination of the Agreement in accordance with its terms.


                                              Very truly yours,



                                              ______________________________
                                              Name:


Accepted this ____ day of
_________________, 1995 by

HUBCO, INC.


By:________________________
   Name:
   Title:

                                  SCHEDULE 6.2

                         FORM OF OPINION OF COUNSEL TO
                            URBAN TO BE DELIVERED TO
                     HOLDING COMPANY AT THE EFFECTIVE TIME

            (Capitalized terms used herein and not otherwise defined
                 have the meanings given them in the Agreement)

     (a) Urban is a national banking association validly existing and in good standing under the laws of the United States. Urban has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as described in the Proxy Statement/Prospectus on page ___ under the caption _________.

     (b) Each Subsidiary of Urban listed as such in the Urban Disclosure
Schedule is validly existing and in good standing under the laws of the jurisdiction of its incorporation.

     (c) Urban has the authorized capitalization as set forth in the Proxy Statement/Prospectus under the caption _________ and to our actual knowledge, other than Urban Common Stock issuable upon exercise of outstanding Urban Options disclosed in the Urban Disclosure Schedule, there are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating Urban to issue, deliver or sell, cause to be issued, delivered or sold, or restricting Urban from selling any additional Urban Common Stock or obligating Urban to grant, extend or enter into any such agreement or commitment (other than preemptive rights). All of the outstanding shares of capital stock of each subsidiary of Urban listed as such in the Urban Disclosure Schedule have been validly authorized and issued and to our actual knowledge there are no liens, claims, restrictions or encumbrances created by Urban on Urban's ownership thereof.

     (d) The Agreement and the Bank Merger Agreement have been duly authorized, executed and delivered by Urban and, assuming due authorization, execution and delivery by Holding Company and Bank, as the case may be, constitute the valid and binding obligation of Urban, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization or other laws of general application relating to creditors' rights, laws relating to the insolvency, safety and soundness, receivership or liquidation of national banks and general equitable principles. [Counsel may take an exception regarding Section 8.1(b).]

     (e) The execution and delivery of the Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated thereby will not
(i) violate the Charter, Articles of Association or By-laws of Urban; (ii) breach or result in a default under, any agreement or court order disclosed in the

Urban Disclosure Schedule delivered to Holding Company pursuant to the Agreement; or (iii) cause Urban to violate applicable provisions of statutory law or regulations; except with respect to (ii) and (iii) above, such as in the aggregate will not have a material adverse effect on the ability of Urban to consummate the transactions contemplated by the Agreement.

     (f) All actions required by law, the Articles of Association and By-laws of Urban, and the directors and stockholders of Urban to authorize the execution, delivery and performance of the Agreement and consummation of the Merger have been duly taken.

     (g) Assuming that there has been due authorization of the Merger by all necessary corporate and governmental proceedings on the part of Urban and that Urban has taken all action required to be taken by it prior to the Effective Time, upon the appropriate filing of the Certificate required by Section 137 of the New Jersey Banking Act of 1948, as amended (the "Banking Act"), N.J.S.A. 17:9A-137 with the Commissioner, the Merger will become effective, and upon effectiveness of the Merger each share of Urban Common Stock will be converted as provided in Article II of the Agreement.

     (h) No approvals, authorizations, consents or other actions or filings under federal law or applicable state law (the

"Approvals") are required to be obtained by Urban in order to permit the execution and delivery of the Agreement by Urban and the performance by Urban of the transactions contemplated thereby other than the Approvals [list approvals which have been obtained], which have been obtained, approvals, authorizations, consents or other actions or filings under federal law or applicable state law either required to be obtained by Holding Company or Bank or not required or necessary to be obtained on the date hereof.

     (i) We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Proxy Statement/Prospectus and make no representation that we have independently verified the accuracy, completeness or fairness or such statements, but, without in any way limiting the generality of the foregoing, based upon our examination of the Proxy Statement/Prospectus (i) the Proxy Statement/Prospects (except for financial statements and other tabular financial information, and other financial and statistical data and information, and all information concerning Holding Company, Bank and the Merger as to which we express no opinion) with respect to information concerning Urban and its subsidiaries under the captions [list] (the "Urban Information") complies as to form in all material respects with the 1933 Act and the applicable laws and regulations thereunder as it relates to Urban, (ii) no facts have come to our attention that caused us to believe that (except for financial statements and other tabular financial information, other financial and statistical data and information and all information concerning Holding Company, Bank and the Merger, as to which we express no belief) the Proxy Statement/Prospectus on the date of the mailing thereof and on the date of the meeting of stockholders of Urban at which the Agreement was approved, contained any untrue statement of a material fact concerning the Urban Information or omitted to state a material fact concerning the Urban Information necessary in order to make the statements therein, in light or the circumstances under which they were made, not misleading.

     We hereby confirm to you that to our actual knowledge and except as set forth in the Urban Disclosure Schedule [and in the opinion], and other than ordinary routine litigation incidental to the business of Urban or its Subsidiaries, there are no material actions, suits or proceedings pending or overtly threatened in writing against Urban or any or its Subsidiaries, at law or in equity, in any court or before any federal, state, municipal or other governmental, commission, board, bureau, agency, except those which, if decided adversely to Urban or any of its Subsidiaries, would not have a material adverse on the consolidated financial condition of Urban and its Subsidiaries.

                                  SCHEDULE 6.3

                         FORM OF OPINION OF COUNSEL TO
                       HOLDING COMPANY TO BE DELIVERED TO
                          URBAN AT THE EFFECTIVE TIME

        (Capitalized terms used herein and not otherwise defined have the meanings given them in the Agreement)

        This opinion shall be governed by and interpreted in accordance with the Legal Opinion Accord of the ABA Section of the Business Law (1991).


     (a) Holding Company is a corporation validly existing and in good standing under the laws of the State of New Jersey. Holding Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as described in [the Proxy Statement/Prospectus on page _____ under the caption ________________] [in specified documents incorporated by reference]. Holding Company is registered as a bank holding company under the Bank Holding Company Act.

     (b) Each Subsidiary of Holding Company listed as such in the Holding Company Disclosure Schedule is validly existing and in good standing under the laws of the jurisdiction of its incorporation. Bank is a New Jersey chartered commercial bank. Holding Company and each of its Subsidiaries have the corporate power and authority to own or lease all of their respective properties and assets and to carry on their respective businesses as described in [the Proxy Statement/Prospectus on page _______ under the caption _______________________] [in specified documents incorporated by reference].

     (c) The authorized capital stock of Holding Company consists of _______ shares of common stock, without par value ("Holding Company Common Stock"). Except for any Holding Company Common Stock issuable upon exercise of outstanding stock options and stock appreciation rights granted pursuant to the Holding Company Option Plan, we are not aware of any outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating Holding Company to issue, deliver or sell, cause to be issued, delivered or sold, or restricting Holding Company from selling any additional Holding Company Common Stock or obligating Holding Company to grant, extend or enter into any such agreement or commitment [except as may be provided in any acquisition agreement Holding Company may have entered into after the date of execution of the Agreement]. All of the outstanding shares of capital stock of each Subsidiary of Holding Company listed as such in the Holding Company Disclosure Schedule have been validly authorized and issued and are fully paid, and nonassessable, and all outstanding shares of capital stock of each Subsidiary of Holding Company is owned directly or indirectly by the Holding Company and we are not aware of any liens, claims, equities, restrictions or encumbrances created by Holding Company on Holding Company's ownership thereof. The Holding Company Common Stock to be issued in connection with the Merger in accordance with Article II of the Agreement, when so issued in accordance therewith, will be duly authorized, validly issued, fully paid and non-assessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by Holding Company. Holding Company has received all necessary regulatory approvals necessary to own the shares of capital stock of its Subsidiaries.

     (d) The Agreement has been duly authorized, executed and delivered by Holding Company and Bank and Bank Merger Agreement has been duly authorized, executed and delivered by Bank and, assuming due authorization, execution and delivery by Urban, constitutes the valid and binding obligations of Holding Company and Bank, as the case may be, enforceable in accordance with their respective terms.

     (e) The execution and delivery of the Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated thereby will not
(i) violate the Constituent Documents of Holding Company or the Bank; (ii) breach or result in a default under any agreement or Court Order disclosed in the

Holding Company Disclosure Schedule delivered to Urban pursuant to the Agreement, or (iii) cause Holding Company or Bank to violate applicable provisions of Statutory Law or Regulations; except with respect to (ii) and
(iii) above, such as in the aggregate will not have a material adverse effect on the ability of Holding Company and Bank to consummate the transactions contemplated by the Agreement.

     (f) All actions of the directors and stockholders of Holding Company and of Bank required by Law, or by the Constituent Documents of Holding Company or Bank, to be taken by Holding Company or Bank to authorize the execution, delivery and performance of the Agreement and the Bank Merger Agreement and consummation of the Merger have been duly taken.

     (g) Assuming that there has been due authorization of the Merger by all necessary corporate and governmental proceedings on the part of Urban and that Urban has taken all action required to be taken by it prior to the Effective Time, upon the appropriate filing of the certificate required by Section 137 of the New Jersey Banking Act of 1948, as amended (the "Banking Act"), N.J.S.A. 17:9A-137 with the Commissioner, the Merger will become effective, and upon effectiveness of the Merger each share of Urban Common Stock will be converted as provided in Article II of the Agreement.

     (h) No approvals, authorizations, consents or other actions or filings under federal law or applicable state law ("Approvals") are required to be obtained by Holding Company or Bank in order to permit the execution and delivery of the Agreement and the Bank Merger Agreement by Holding Company and Bank and the performance by Holding Company and Bank of the transactions contemplated thereby other than [list Approvals which have been obtained], which have been obtained and are in full effect, Approvals or consents required to be obtained by Urban, and Approvals not required or necessary to be obtained on the date hereof.

     (i) We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Proxy Statement/Prospectus and make no representation that we have independently verified the accuracy, completeness or fairness of such statements, but, without in any way limiting the generality of the foregoing, based upon our examination of the Proxy Statement/Prospectus (i) the Proxy Statement/Prospectus (except for financial statements and other tabular financial information, and other financial and statistical data and information, as to which we express no opinion) complies as to form in all material respects with the 1933 Act and the applicable laws and regulations thereunder,

(ii) no facts have come to our attention that caused us to believe that (except for financial statements and other tabular financial information, and all information concerning Urban, as to which we do not express any belief) the Proxy Statement/Prospectus on the date of the mailing thereof and on the date of the meeting of stockholders of Urban at which the Agreement was approved, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (j) The Registration Statement has been declared effective by the SEC under the 1933 Act and we are not aware that any stop order suspending the effectiveness has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC.

     (k) The Urban Options have been converted to options to purchase Holding Company Common Stock. The Replacement Options and the Employment Agreements have been duly authorized, executed and delivered by Holding Company and constitute valid, legal and binding obligations of Holding Company enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization or other laws of general application relating to creditors' rights and general equitable principles.

     We hereby confirm to you that to our Actual Knowledge and except as set forth on Holding Company Disclosure Schedule, as amended through the date hereof, and other than ordinary routine litigation incidental to the business of Holding Company or its Subsidiaries, there are no material actions, suits or proceedings pending or overtly threatened in writing against Holding Company or any of its Subsidiaries, at law or in equity, in any court or before any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, except those which, if decided adversely to Holding Company or any of its Subsidiaries, would not have a material adverse effect on Holding Company and its Subsidiaries, taken as a whole.